Execution ASSET PURCHASE AGREEMENT by and among BTC CONVERGE BUYER LLC, as Buyer, THE SELLERS PARTY HERETO and solely for the purposes stated expressly herein, BLUE TORCH FINANCE LLC, as Prepetition Agent and DIP Agent Dated as of February 29, 2024

i TABLE OF CONTENTS ARTICLE I DEFINITIONS 1.1 Defined Terms .....................................................................................................................2 1.2 Other Definitional Provisions ............................................................................................17 ARTICLE II TRANSFER OF ASSETS AND LIABILITIES 2.1 Purchased Assets ................................................................................................................18 2.2 Excluded Assets .................................................................................................................21 2.3 Assumed Liabilities ...........................................................................................................22 2.4 Excluded Liabilities ...........................................................................................................22 2.5 Assumption and Assignment of Assumed Contracts .........................................................24 ARTICLE III CLOSING AND PURCHASE PRICE 3.1 Closing; Transfer of Possession; Certain Deliveries .........................................................27 3.2 Purchase Price; Related Matters ........................................................................................28 3.3 Allocation of Purchase Price ..............................................................................................29 3.4 Withholding .......................................................................................................................29 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS 4.1 Organization and Good Standing .......................................................................................30 4.2 Power and Authority ..........................................................................................................30 4.3 Litigation ............................................................................................................................30 4.4 No Contravention ...............................................................................................................31 4.5 Consents and Approvals ....................................................................................................31 4.6 Title to Purchased Assets; Sufficiency ..............................................................................31 4.7 Validity of Available Contracts .........................................................................................31 4.8 Intellectual Property ...........................................................................................................32 4.9 Employee Benefits .............................................................................................................34 4.10 Labor Matters .....................................................................................................................35 4.11 Conduct of Business ..........................................................................................................36 4.12 Compliance with Laws; Permits ........................................................................................36 4.13 CMS Financial Statements .................................................................................................37 4.14 Absence of Undisclosed Liabilities ...................................................................................37 4.15 Financial Advisors .............................................................................................................37 4.16 Tax Matters ........................................................................................................................37 4.17 Real Property .....................................................................................................................38 4.18 Tangible Personal Property ................................................................................................39 4.19 Insurance ............................................................................................................................39

ii 4.20 Condition and Suitability of Purchased Assets ..................................................................39 4.21 Anti-Corruption..................................................................................................................39 4.22 OFAC .................................................................................................................................40 4.23 Related Party Transactions ................................................................................................40 4.24 Customers and Suppliers....................................................................................................41 4.25 Disclaimer of Other Representations and Warranties ........................................................41 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER 5.1 Organization and Good Standing .......................................................................................41 5.2 Power and Authority ..........................................................................................................41 5.3 No Contravention ...............................................................................................................41 5.4 Consents and Approvals ....................................................................................................42 5.5 Litigation ............................................................................................................................42 5.6 Financial Advisors .............................................................................................................42 5.7 Sufficient Funds; Adequate Assurances ............................................................................42 5.8 Acknowledgements; “As Is” “Where Is” Transaction .......................................................42 ARTICLE VI COVENANTS OF THE PARTIES 6.1 Conduct of Business Pending the Closing .........................................................................43 6.2 Negative Covenants ...........................................................................................................44 6.3 Access ................................................................................................................................46 6.4 Confidentiality ...................................................................................................................47 6.5 Public Announcements ......................................................................................................47 6.6 Employment Matters ..........................................................................................................48 6.7 Reasonable Efforts; Approvals ..........................................................................................49 6.8 Corporate Name Change ....................................................................................................50 6.9 Assignment of Contracts and Rights..................................................................................50 6.10 Tax Matters ........................................................................................................................50 6.11 Available Contracts List ....................................................................................................51 6.12 HSR Act; Antitrust Laws ...................................................................................................51 ARTICLE VII BANKRUPTCY PROVISIONS 7.1 Expense Reimbursement ....................................................................................................52 7.2 Bankruptcy Court Orders and Related Matters ..................................................................53 7.3 Bankruptcy Milestones ......................................................................................................55 ARTICLE VIII CONDITIONS TO OBLIGATIONS OF THE PARTIES 8.1 Conditions Precedent to Obligations of Buyer ..................................................................56 8.2 Conditions Precedent to the Obligations of the Sellers .....................................................57 8.3 Conditions Precedent to Obligations of Buyer and the Sellers ..........................................57

iii 8.4 Frustration of Closing Conditions ......................................................................................58 ARTICLE IX TERMINATION 9.1 Termination of Agreement .................................................................................................58 9.2 Consequences of Termination............................................................................................60 ARTICLE X MISCELLANEOUS 10.1 Expenses ............................................................................................................................60 10.2 Assignment ........................................................................................................................60 10.3 Parties in Interest................................................................................................................61 10.4 Matters Related to the Administrative Agents ...................................................................61 10.5 Risk of Loss .......................................................................................................................62 10.6 Notices ...............................................................................................................................62 10.7 Entire Agreement; Amendments and Waivers ..................................................................63 10.8 Counterparts .......................................................................................................................63 10.9 Invalidity ............................................................................................................................63 10.10 Governing Law ..................................................................................................................64 10.11 Dispute Resolution; Consent to Jurisdiction ......................................................................64 10.12 WAIVER OF RIGHT TO TRIAL BY JURY....................................................................65 10.13 Specific Performance .........................................................................................................65 10.14 Third Party Beneficiaries ...................................................................................................65 10.15 Counting .............................................................................................................................65 10.16 Survival ..............................................................................................................................65 10.17 Non-Recourse ....................................................................................................................65 10.18 Preparation of this Agreement ...........................................................................................66 10.19 Releases..............................................................................................................................66 10.20 Schedules ...........................................................................................................................66 10.21 Fiduciary Obligation ..........................................................................................................67 10.22 Escrow Funds and Related Settlement Agreements ..........................................................67 10.23 Seller Avoidance Actions and Other Causes of Action .....................................................67 Exhibits Exhibit A Bidding Procedures Order Exhibit B Form of Bill of Sale, Assignment and Assumption Agreement

1 ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of February 29, 2024 (the “Agreement Date”), is made and entered into by and among (i) BTC Converge Buyer LLC, a Delaware limited liability company (together with any assignee(s) or designee(s) pursuant to Section 10.2, “Buyer”), (ii) Troika Media Group, Inc., a Nevada corporation (the “Borrower”), Troika Production Group, LLC, a California limited liability company, Troika-Mission Holdings, Inc., a New York corporation, Troika IO, Inc., a California corporation, MissionCulture LLC, a Delaware limited liability company, Mission Media USA, Inc., a New York corporation, Troika Mission Worldwide, Inc., a New York corporation, Troika Services, Inc., a New York corporation, Converge Direct, LLC, a New York limited liability company, Converge Direct Interactive, LLC, a New York limited liability company, Lacuna Ventures, LLC, a New York limited liability company, Troika Design Group, Inc., a California corporation, and CD Acquisition Corp., a Delaware corporation (each a “Seller,” and collectively, the “Sellers”), and (iii) Blue Torch Finance LLC, a Delaware limited liability company, solely in its capacity as administrative agent and collateral agent for the Prepetition Lenders (as defined below) and signing solely with respect to Section 3.2, Section 10.4, and Sections 10.7 to 10.19 of this Agreement (the “Prepetition Agent”). The Administrative Agent, Buyer and Sellers collectively are referred to herein as the “Parties” and each, a “Party.” RECITALS: A. The Sellers operate a marketing and advertising services business that architects and builds enterprise value in consumer facing brands to generate scalable, performance-driven revenue growth (the “Business”). B. Reference is made to that certain Financing Agreement, dated as of March 21, 2022, by and among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Prepetition Lenders”), and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Prepetition Financing Agreement”). The obligations under the Prepetition Financing Agreement and the other Prepetition Loan Documents (as defined below) are secured by Liens in and upon substantially all property and assets of the Sellers. C. Buyer is an entity organized for the purpose of effecting the rights and interests of the Prepetition Lenders in accordance with the terms and conditions of the Prepetition Loan Documents. D. Prior to the execution of this Agreement, each of the Sellers filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (such cases, the “Cases”). E. Upon the terms and subject to the conditions set forth in this Agreement, and as authorized under sections 363 and 365 of the Bankruptcy Code as relates to the Sellers, the Sellers propose to sell, transfer and assign to Buyer, and Buyer proposes to purchase, acquire and assume from the Sellers, respectively, the Purchased Assets and Assumed Liabilities.

2 NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the Parties, intending to be legally bound, hereby agree as follows: DEFINITIONS 1.1 Defined Terms. As used herein, the terms below shall have the following respective meanings: “Acquired Bank Accounts” shall mean the bank accounts of Sellers that Buyer elects to acquire by written notice to Sellers on or before the date that is four (4) Business Days prior to Closing. “Administrative Agents” shall mean, collectively, the Prepetition Agent and the DIP Agent. “Administrative Expenses” shall mean, collectively, the administrative expenses incurred by Sellers in the Cases, including expenses of the kind specified in Sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 546(c), 546(d), or 726 (to the extent permitted by Law) of the Bankruptcy Code, and any other provision of the Bankruptcy Code (including, subject to entry of the DIP Order, Section 506(c) of the Bankruptcy Code). “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Agreement” shall have the meaning set forth in the Preamble. “Agreement Date” shall have the meaning set forth in the Preamble. “Allocation Schedule” shall mean the schedule allocating the Purchase Price, the Assumed Liabilities and any other items that are treated as consideration for U.S. federal income tax purposes in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and any corresponding requirements of any state, local, or foreign Tax Laws, as applicable. “Alternate Transaction” shall mean a transaction or transactions pursuant to which any of the Sellers or any of its Affiliates, in one or a series of transactions, sells, transfers, exchanges, leases or otherwise disposes of, directly or indirectly, all or any material portion of the Purchased Assets, including any transaction pursuant to one or more Competing Qualified Bids or through any other asset sale, stock sale, share exchange, debt-for-equity swap, joint venture, credit bid, financing, merger, amalgamation, business combination, reorganization, restructuring or recapitalization, a plan of reorganization, a plan of arrangement or any similar transaction, in each case that would not involve a sale or disposition of any or all of the Purchased Assets (other than

3 the sale or provision of services of the Business in the Ordinary Course of Business) or the Business to Buyer; provided, that any disposition of Purchased Assets that is expressly permitted by Section 6.2 of this Agreement shall not be deemed an Alternate Transaction. “Anti-Corruption Laws” shall mean the FCPA and all other applicable Laws concerning or relating to bribery or corruption in any jurisdiction in which any Seller or any of its Affiliates is located or is doing business. “Anti-Money Laundering Laws” shall mean the U.S. Patriot Act, as amended, and all other applicable Laws in any jurisdiction in which any Seller or any of its Affiliates is located or is doing business, which Laws relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Antitrust Laws” shall have the meaning set forth in Section 6.12(b). “Assumed Benefit Plan” shall have the meaning set forth in Section 6.6(d). “Assumed Contracts” shall have the meaning set forth in Section 2.5(a). “Assumed Liabilities” shall have the meaning set forth in Section 2.3. “Assumption Notice” shall have the meaning set forth in Section 2.5(e). “Auction” shall mean the auction for the Purchased Assets to be conducted on the Auction Date in the event of the submission of one or more Competing Qualified Bids in accordance with the terms and provisions of the Bidding Procedures Order and as expressly defined in the Bidding Procedures. “Auction Date” shall mean the date of the Auction scheduled by the Bankruptcy Court and set forth in the Bidding Procedures Order or such later date as shall be announced by the Sellers and agreed upon by the Sellers and Buyer. “Available Contracts” shall have the meaning set forth in Section 2.5(a). “Avoidance Actions” shall mean those actual and/or potential claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code. “Bankruptcy Code” shall have the meaning set forth in the Recitals. “Bankruptcy Court” shall have the meaning set forth in the Recitals. “Bankruptcy Milestones” shall have the meaning set forth in Section 7.3. “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure originally promulgated pursuant to 28 U.S.C. § 2075, and the general, local and chambers rules of the Bankruptcy Court applicable to the Cases.

4 “Benefit Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA), and all 401(k), pension, severance, retirement, consulting, compensation, profit sharing, commission, employment, change in control, retention, fringe benefit, bonus, stock or other equity, equity-based, option, incentive compensation, restricted stock, stock appreciation right or similar right, phantom equity, profits interests, deferred compensation, employee loan, vacation, paid time off, welfare, medical, dental, vision, flexible benefit, cafeteria, dependent care, disability or wage continuation benefits during periods of absence from work (including short-term disability, long- term disability and worker’s compensation benefits), supplemental unemployment, hospitalization, life insurance, death or survivor benefits, employment insurance, and all other employee benefit plans, programs, policies, practices, agreements and other arrangements, and any funding vehicle therefor now in effect or required in the future to be established as a result of the transactions contemplated by this Agreement, in each case, whether or not subject to ERISA, whether formal or informal, written or oral, insured or self-insured, funded or unfunded, binding or not, that (i) provides benefits or compensation to, or which has any application to, any present or former employee, director, independent contractor or other individual service provider of any Seller or any beneficiary or dependent of such persons, (ii) is adopted, maintained, sponsored, contributed to, or required to be contributed to by any Seller, or (iii) with respect to which any Seller is a party, is bound, participates in, or has or could reasonably be expected to have any Liability with respect thereto, whether actual or contingent, or direct or indirect. “Bidding Procedures” shall mean the Bidding Procedures filed with the Bankruptcy Court in the form attached as Exhibit 1 to the Bidding Procedures Order and approved by the Bankruptcy Court, with any substantive changes thereto in form and substance reasonably acceptable to Buyer and Sellers. “Bid” shall have the meaning ascribed to such term in the Bidding Procedures. “Bidding Procedures Motion” shall mean the motion filed in the Cases, which motion shall be in form and substance reasonably satisfactory to Sellers and Buyer (together with all exhibits thereto), (i) seeking approval of (A) this Agreement and the Transactions and (B) the Bidding Procedures and scheduling certain dates, deadlines and forms of notice in connection therewith, (ii) authorizing the payment of the Expense Reimbursement to Buyer, and (iii) granting other related relief. “Bidding Procedures Order” shall mean the order entered by the Bankruptcy Court approving the Bidding Procedures Motion, the Bidding Procedures and granting the relief requested therein in the form set forth in Exhibit A, with any substantive changes thereto in form and substance reasonably acceptable to Buyer and Sellers. “Bill of Sale and Assignment and Assumption Agreement” shall have the meaning set forth in Section 3.1(b)(i). “Borrower” shall have the meaning set forth in the Preamble. “Budget” shall have the meaning ascribed thereto in the DIP Documents. “Business” shall have the meaning set forth in the Recitals.

5 “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in New York City, New York or Governmental Entities in the State of Delaware are authorized or obligated by Law or executive order to close. “Business Employee” means each employee of a Seller as of immediately prior to the Closing. “Buyer” shall have the meaning set forth in the Preamble. “Cases” shall have the meaning set forth in the Recitals. “Claims” shall have the meaning as defined in the Bankruptcy Code. “Closing” shall mean the consummation of the Transactions. “Closing Date” shall have the meaning set forth in Section 3.1. “CMS” means Converge Marketing Services, LLC. “CMS Balance Sheet” shall have the meaning set forth in Section 4.13. “CMS Financial Statements” shall have the meaning set forth in Section 4.13. “CMS MSA” shall mean the Master Services Agreement dated December 6, 2023, between CMS and Converge Direct, LLC, a New York limited liability company (“Converge Direct”), for the services provided by Converge Direct to CMS. “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. “Competing Qualified Bid” shall have the meaning of “Qualified Bid” as set forth in the Bidding Procedures. “Confidential Information” shall mean all information in any form or medium that relates to the Business, the Purchased Assets or the Assumed Liabilities, including financial information, projections, pricing structures, technical data, Trade Secrets, know-how, ideas, inventions, designs, research, development plans, identities of, and arrangements with, customers and suppliers, software and databases, but shall not include any information that (i) at the time of disclosure thereof is generally available to the public (other than as a result of disclosure in violation of this Agreement), (ii) is, was or hereafter becomes available to the receiving party from a source not known by the receiving party to be bound by obligations of confidentiality with respect to such information, or (iii) is independently developed by the receiving party following the Closing Date without reliance on or use of any Confidential Information. “Contract” shall mean any lease, sublease, license, sublicense, agreement, contract, contract right, obligation, trust, purchase order, sale order, instrument and other similar arrangements, whether or not in written form, that is binding upon a Person or its property (including any binding commitment to enter into any of the foregoing).

6 “Contracting Parties” shall have the meaning set forth in Section 10.17. “Copyrights” shall have the meaning set forth in the definition of Intellectual Property. “Credit Bid Amount” shall have the meaning set forth in Section 3.2(a). “Credit Documents” shall mean, collectively, the Prepetition Loan Documents and the DIP Documents. “Cure Amounts” shall mean all amounts payable that must be paid or otherwise satisfied to cure all of the Sellers’ monetary defaults under the Assumed Contracts at the time of the assumption thereof and assignment to Buyer pursuant to section 365 of the Bankruptcy Code. “Debt” shall mean, without duplication, (i) indebtedness or other obligations for borrowed money or in respect of loans or advances or issued in substitution for or exchange of indebtedness for borrowed money or loans or advances, whether short-term or long-term, secured or unsecured, (ii) any indebtedness or other obligations evidenced by any note, bond, debenture or other debt security or instrument, (iii) all obligations to pay the deferred purchase price of property or services, contingent or otherwise (including all “earn-out” obligations), (iv) all obligations under interest rate and currency hedging agreements, including swap breakage or associated fees, (v) all obligations arising from bankers’ acceptances, letters of credit (to the extent drawn) and cash/book overdrafts or similar facilities, (vi) all obligations for the payment of which a Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations, (vii) any obligations under leases that have been or are required to be, in accordance with GAAP, recorded as capital leases, (viii) any indebtedness or other obligations secured by a Lien on any Seller’s interest in any assets, and (ix) all accrued interest, premiums, penalties (including any prepayment penalties or premiums) and other obligations related to any of the foregoing. “Debtors” shall mean the Sellers as debtors in possession that filed the Cases. “Designation Notice” shall have the meaning set forth in Section 2.5(a). “Determination Deadline” shall have the meaning set forth in Section 2.5(a). “DIP Agent” shall mean Blue Torch Finance LLC, as administrative agent and collateral agent under the DIP Facility. “DIP Documents” shall mean that certain Superpriority Secured Debtor-in-Possession Financing Agreement by and among the DIP Lenders, the Sellers, and the DIP Agent and the other Loan Documents (as defined therein). “DIP Facility” shall mean the debtor-in-possession term loan facility pursuant to which the DIP Lenders agreed to provide up to $11.0 million in debtor-in-possession financing commitments on the terms set forth in the DIP Documents. “DIP Lenders” shall mean the lenders providing the DIP Facility.

7 “Documents” shall mean all of the Sellers’ written files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, plans, operating records, safety and environmental reports, data, studies, and documents, Tax Returns, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, research material, technical documentation (design specifications, engineering information, test results, maintenance schedules, functional requirements, operating instructions, logic manuals, processes, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials, in each case whether or not in electronic form. “Equity Interests” of any Person shall mean all (i) shares of capital stock, rights to purchase shares of capital stock, warrants, options, calls or restricted stock (whether or not currently exercisable), (ii) equity appreciation, phantom stock, stock plans, profit participation plans, profit units, profit interests, equity plans or similar rights, (iii) participations or other equivalents of or interests in (however designated, including units thereof) the equity (including common stock, preferred stock and limited liability company, partnership and joint venture interests) of such Person and (iv) securities exchangeable for or convertible or exercisable into any of the foregoing. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Code. “Estate Escrow Funds” shall have the meaning set forth in Section 10.22. “Excluded Assets” shall have the meaning set forth in Section 2.2. “Excluded Cash” shall mean, collectively, (a) cash on hand in the amount necessary to, subject to the terms of the DIP Orders (including, for the avoidance of doubt, the carve-out provisions set forth in paragraph 15 therein) and Budget (each as approved by the Bankruptcy Court in connection with the DIP Facility), satisfy the allowed Professional Fees and Expenses that are unpaid as of the Closing Date and (b) cash in the amount of $400,000 to fund an orderly liquidation, dismissal or conversion of the Cases and the dissolution of the Sellers and Debtors, as applicable, and certain other expenses set forth therein (the “Wind-Down Amount”), to be used in accordance with a budget acceptable to the Debtors and Buyer (the “Wind-Down Budget”); provided that the Wind-Down Amount shall be increased in the amount of $3,000,000 (the “Incremental Wind Down Reserve Amount”) upon the Sellers’ receipt of the Escrow Funds in accordance with Section 10.22. “Excluded Contracts” shall have the meaning set forth in Section 2.2(a). “Excluded Documents” shall have the meaning set forth in Section 2.2(e). “Excluded Liabilities” shall have the meaning set forth in Section 2.4.

8 “Expense Reimbursement” shall mean, following entry of the Bidding Procedures Order, all reasonable and documented out-of-pocket fees and expenses, including all professional fees and expenses and travel expenses, incurred by Buyer or the Administrative Agents, in each case, without duplication and to the extent not otherwise payable to, and received by, the Administrative Agents pursuant to the DIP Documents or the Prepetition Loan Documents, in connection with the diligence, negotiation, execution, delivery, performance and enforcement of this Agreement and the Transactions contemplated thereby, as determined by Buyer and its advisors in their reasonable discretion, which aggregate total amount shall not, in any event, exceed $1,000,000. “Express Representations” shall have the meaning set forth in Section 5.8(b). “Extended Contract Period” shall have the meaning set forth in Section 2.5(a). “FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq. “Final DIP Order” shall mean an Order of the Bankruptcy Court acceptable to the DIP Agent and DIP Lenders, authorizing and approving on a final basis, among other things, the DIP Documents and the DIP Facility on a final basis (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of DIP Agent, in its sole discretion) as to which no stay has been entered. “Final Order” shall mean an Order of the Bankruptcy Court or other applicable court (a) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or leave to appeal or other proceeding for review, rehearing or reargument, (b) that has not been reversed, vacated, modified or amended, is not stayed and remains in full force and effect, and (c) with respect to which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure or other applicable Laws, as applicable. “GAAP” shall mean United States generally accepted accounting principles. “Government Official” shall mean any officer or employee of a Governmental Entity or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Governmental Entity or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials related to the government of the United States. “Governmental Entity” shall mean any (i) federal, state, provincial, local, municipal, foreign or other government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court, arbitrator or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

9 “Hired Employees” shall mean, collectively, the Business Employees who accept an offer of employment with Buyer, the PEO or one of Buyer’s Affiliates in accordance with the provisions of Section 6.6 hereof at or prior to the Closing and who actually commence employment with Buyer, the PEO or one of Buyer’s Affiliates following the Closing. “HSR Act” shall mean the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. “Income Taxes” means Taxes imposed on, or measured by, income or profits, including franchise taxes imposed in lieu of income tax. “Intellectual Property” shall mean all intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including all: (i) patents and patent applications, all continuations, divisionals, and continuations-in-part of any of the foregoing, all patents issuing on any of the foregoing, and all reissues, renewals, substitutions, reexaminations and extensions of any of the foregoing (collectively, “Patents”); (ii) trademarks, service marks, trade names, service names, brand names, corporate names, trade dress rights, logos, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing (collectively, “Marks”); (iii) internet domain names; (iv) copyrights, works of authorship, and all mask work, database and design rights, whether or not registered or published, all applications, registrations, reversions, extensions and renewals of any of the foregoing, and all moral rights, however denominated (collectively, “Copyrights”); (v) trade secrets and other confidential or proprietary information (collectively, “Trade Secrets”); and (vi) Technology. “Interim DIP Order” shall mean an Order of the Bankruptcy Court (as the same may be amended, supplemented, or modified from time to time after entry thereof in accordance with the terms thereof), in form and substance acceptable to the DIP Agent and DIP Lenders in their sole discretion, authorizing on an interim basis, among other things, the DIP Documents and the DIP Facility. “IT Systems” shall mean all information technology, computers, computer systems and communications systems owned, operated, leased or licensed by any Seller. “Knowledge of the Sellers” shall mean, as to a particular matter, the actual knowledge of Grant Lyon, Eric Glover, Michael Carrano, and/or Maarten Terry. “Labor Laws” shall mean, collectively, to the extent applicable to any Seller, any federal, national, state, and foreign Laws governing labor and/or employment and employment-related matters, including all such Laws relating to wages, employee classification, other compensation and benefits (including but not limited to any applicable federal, state or local laws concerning COVID-19 related paid sick leave or other benefits), family and medical leave and other leaves of absence, the provision of meal and rest periods/breaks, hours, vacation, severance, restrictive covenants, background checks and screening, immigration, WARN Act and any similar federal, state, provincial or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, harassment, retaliation, civil rights, safety and health (including but not limited to

10 the federal Occupational Safety and Health Act and any applicable state or local laws concerning COVID-19-related health and safety issues), and workers’ compensation. “Law” shall mean any federal, state, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order, treaty, administrative interpretation, guideline, principle of common law or equity, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity. “Leased Real Property” shall mean each parcel of real property leased by a Seller as tenant, lessee or sublessee and used in or necessary for the conduct of the Business as currently conducted, together with all rights, title and interest of each such Seller in and to leasehold improvements relating thereto. “Leases” shall mean all leases, subleases, licenses, concessions and other agreements pursuant to which a Seller holds any Leased Real Property. “Lenders” shall mean, collectively, the Prepetition Lenders and the DIP Lenders. “Liabilities” shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, asserted or unasserted, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown, and whether or not actually reflected, or required to be reflected, in such Person’s balance sheets or other books and records, including any liability for Taxes. “Licensed Intellectual Property” shall mean all Intellectual Property that any Person other than the Sellers owns and that is used, held for use or practiced in connection with the Business. “Lien” shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, statutory or deemed trust, and deed of trust or other encumbrance. “Marks” shall have the meaning set forth in the definition of Intellectual Property. “Material Adverse Effect” shall mean any event, change, occurrence, circumstance, development, condition, fact or effect, which, when considered either individually or in the aggregate together with other events, changes, occurrences, circumstances, developments, conditions, facts or effects, is or would reasonably be expected to be materially adverse to (i) the Business or the properties, assets, condition (financial or otherwise), results or operations of the Business or the Purchased Assets, or (ii) any Seller’s ability to consummate the Transactions, other than with respect to clause (i) hereof any event, change, occurrence, circumstance, development, condition or change of fact, arising out of, resulting from or attributable to (A) general economic conditions affecting the United States or those countries within which the Business operates or the industries in which the Business operates, (B) a change in GAAP or regulatory accounting principles or interpretations thereof after the date hereof, or a change in applicable Law by any Governmental Entity after the date hereof, (C) any act of war or terrorism (or, in each case, escalation thereof), cyberattack or declaration of a national emergency, (D) any pandemic or epidemic, (E) financial, banking or securities markets (including (w) any disruption of any of the

11 foregoing markets, (x) any change in currency exchange rates, (y) any decline or rise in the price of any security, commodity, Contract or index, and (z) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the Transactions), (F) any act or omission by any Seller or any of their respective Affiliates required to be taken pursuant to the terms of the Final DIP Order, (G) any change in the market price, credit rating or trading volume of Borrower’s stock or other securities or any change affecting the ratings or the ratings outlook for Borrower, (H) the negotiation, announcement, or pendency of this Agreement or the Transactions, (I) any failure, in and of itself, to achieve any budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with Buyer or its Affiliates or Representatives), (J) any action taken by Buyer or its Affiliates with respect to the Transactions or the financing thereof or any breach by Buyer of this Agreement, or (K) (x) the commencement or pendency of the Cases, (y) any objections in the Bankruptcy Court to (1) this Agreement or any of the Transactions, (2) the Sale Order or the Bidding Procedures Order or any actions or omissions of the Sellers or their Affiliates in compliance therewith, (3) the reorganization or liquidation of the Sellers or their Affiliates, or (4) the assumption or rejection of any Available Contract, or (z) any Order of the Bankruptcy Court or any actions or omissions of Sellers or their Affiliates in compliance therewith, except in each case covered by clauses (A) through (E) or (G) to the extent such event, change, occurrence, circumstance, development, condition or change of fact disproportionately and adversely affects the Sellers, taken as a whole, as compared to other companies in a business similarly situated to that of the Business. “Material Customers” mean the top ten clients of Sellers in respect of aggregate revenue received therefrom in fiscal year 2023. “Material Vendors” mean the top ten vendors or suppliers of Sellers in respect of aggregate expenditures of Sellers for the 2023 fiscal year, up to October 5, 2023. “Non-Recourse Persons” shall have the meaning set forth in Section 10.17. “Notices” shall have the meaning set forth in Section 10.6. “OFAC” shall mean The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Open Source Software” shall mean any Software that is subject to, or licensed, provided or distributed under, any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License or any other license that includes similar terms. “Order” shall mean any judgment, order, injunction, writ, ruling, verdict, decree, stipulation, award or other binding obligation, pronouncement or determination of any Governmental Entity or arbitration tribunal.

12 “Ordinary Course of Business” shall mean the conduct and operation of the Business, taken as a whole, in the ordinary course, consistent with past practice, and in accordance with applicable Law. “Organizational Documents” shall mean, with respect to any Person (other than a natural Person), (i) the certificate or articles of incorporation, formation or organization and any limited liability company, operating or partnership agreement, or similar organizational document adopted or filed in connection with the creation, formation or organization of such Person and (ii) all bylaws and equity holders agreements or similar arrangements to which such Person (or holders of its Equity Interests) is a party relating to the organization or governance of such Person, in each case, as amended or supplemented. “Outside Date” shall have the meaning set forth in Section 9.1(b)(ii). “Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any Seller. “Party” or “Parties” shall have the meaning set forth in the Preamble. “PEO” shall have the meaning set forth in Section 6.6(a). “Permits” shall mean all licenses, certificates, consents, permits, registrations, quotas, and other authorizations of any Governmental Entity relating to the Purchased Assets or used by the Sellers in connection with the Business, and all pending applications therefor. “Permitted Liens” shall mean (i) Liens for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings or the nonpayment of which is permitted or required by the Bankruptcy Code, (ii) zoning, entitlement and other land use and environmental regulations by any Governmental Entity having jurisdiction over any Real Property which are not violated by the current use, occupancy or operation of any Real Property, (iii) non-exclusive licenses of Intellectual Property, (iv) easements, rights of way, restrictive covenants, encroachments, and similar non-monetary encumbrances or non-monetary impediments against any of the Purchased Assets which do not, individually or in the aggregate, adversely affect the operation of the Purchased Assets and, in the case of the Leased Real Property, which do not, individually or in the aggregate, adversely affect the use or occupancy of such Leased Real Property as it relates to the operation of the Purchased Assets, (v) materialmans’, mechanics’, artisans’, shippers’, warehousemans’ or other similar common law or statutory liens incurred in the Ordinary Course of Business for amounts not yet due and payable, (vi) licenses granted on a non-exclusive basis in the Ordinary Course of Business, (vii) Liens securing the DIP Facility and any other Liens not prohibited by the DIP Documents and (viii) such other defects, exceptions, restrictions, imperfections in title, charges, easements, restrictions and encumbrances (other than in connection with the DIP Facility) which would not, individually or in the aggregate, reasonably be expected to materially detract from the property and/or the use of the property for its intended purpose in the Ordinary Course of Business.

13 “Person” shall mean an individual, partnership, joint venture, corporation, business trust, limited liability company, trust, unincorporated organization, association, joint stock company, estate, Governmental Entity or other entity. “Personal Information” shall mean (a) “personal data” or “personally identifiable information” or “PII” provided by applicable Law or by the Sellers; or (b) information that identifies, could be used to identify, or is otherwise associated with an identifiable individual. “Personal Property Leases” shall have the meaning set forth in Section 4.18. “Petition Date” shall mean the date on which the Sellers file voluntary petitions for relief under chapter 11 of the Bankruptcy Code. “Plan” shall mean a plan of reorganization or liquidation for the Debtors pursuant to sections 1125, 1126 and 1145 of the Bankruptcy Code (as applicable), to be implemented in the Cases. “Post-Closing Tax Period” shall mean all taxable years or other taxable periods that end after the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period beginning after the Closing Date. “Post-Petition Payables” shall have the meaning set forth in Section 2.3(d). “Pre-Closing Tax Period” shall mean all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date. “Prepetition Financing Agreement” shall have the meaning set forth in the Recitals. “Prepetition Lenders” shall have the meaning set forth in the Recitals. “Prepetition Loan Documents” shall mean the Prepetition Financing Agreement and the other Loan Documents (as defined therein). “Previously Omitted Contract” shall have the meaning set forth in Section 2.5(k)(i). “Previously Omitted Contract Notice” shall have the meaning set forth in Section 2.5(k)(ii). “Privacy Laws” shall mean any and all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information. “Proceeding” shall mean any action, claim, complaint, arbitration, governmental investigation, prosecution, order, litigation, proceeding, or suit (whether civil, criminal, administrative, investigative, appellate, or informal) of any kind whatsoever, regardless of the legal

14 theory under which such Liability or obligation may be sought to be imposed, whether sounding in Contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator. “Professional Fees and Expenses” shall mean the reasonable and documented fees and expenses of professionals of Sellers and any committee appointed in the Cases pursuant to section 1102 of the Bankruptcy Code that are accrued and unpaid as of the Closing Date, whether or not included in a fee statement or fee application at such time and whether or not allowed by the Bankruptcy Court at such time. “Purchase Price” shall have the meaning set forth in Section 3.2. “Purchased Assets” shall mean all right, title and interest of each of the Sellers, as of the Closing, in, to and under all of the assets, properties, interests, rights and claims of the Sellers as of the Closing (whether owned, leased, licensed, used or held for use by the Sellers), wherever situated and of whatever kind and nature, real or personal, tangible or intangible, and whether or not reflected on the books and records of the Sellers, including the assets, properties, rights and claims as of the Closing described in Section 2.1, other than the Excluded Assets. “Related Party” shall have the meaning set forth in Section 4.23(a). “Related Party Transactions” shall have the meaning set forth in Section 4.23(a). “Representative” shall mean, with respect to any Person, such Person’s officers, managers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel or expert retained by or acting on behalf of such Person or its Affiliates). “Sale Order” shall mean, collectively, the Order or Orders which shall be in a form and substance acceptable to Buyer and Sellers in their sole discretion and which shall, among other things: (i) approve, pursuant to sections 105, 363 and 365 of the Bankruptcy Code (A) the execution, delivery and performance by the Sellers of this Agreement, including each and every term and condition hereof, and the other instruments and agreements contemplated hereby, (B) the sale of the applicable Purchased Assets of the Sellers to Buyer free and clear of all Liens and Liabilities (other than Permitted Liens and Assumed Liabilities), on the terms set forth herein, (C) the assumption of the Assumed Liabilities of the Sellers by Buyer on the terms set forth herein and (D) effective as of the Closing, the release of Sellers from amounts due and owing under (x) the Prepetition Loan Documents and (y) the DIP Documents up to an amount equal to the Credit Bid Amount; (ii) authorize the Sellers to assume and assign to Buyer the Assumed Contracts; (iii) find that Buyer has provided adequate assurance of future performance with respect to the Assumed Contracts to which any Seller is a party; (iv) find that Buyer is a “good faith” buyer within the meaning of section 363(m) of the Bankruptcy Code; (v) provide that neither Buyer nor any of its Affiliates or equityholders will have any derivative, successor, transferee or vicarious liability of any kind or character, whether fixed or contingent, for Liabilities of the Sellers (whether under federal or state Law or otherwise), including on account of any Taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Business prior to

15 the Closing (except for such Taxes that constitute Assumed Liabilities); (vi) waive in all necessary jurisdictions, (A) the so-called “bulk sales,” “bulk transfer” and similar Laws, including those related to Taxes and (B) the imposition of any Taxes incurred in connection with the Transactions and the Sale Order; (vii) enjoin all Persons from commencing any proceeding or taking any action against Buyer or any of its Affiliates to recover any claim that such Person has solely against the Sellers or their Affiliates; and (viii) provide that the obligations of the Sellers relating to Taxes, whether arising under Law, by this Agreement, or otherwise, shall be fulfilled by the Sellers (except as specifically set forth in the Agreement). “Sanctioned Entity” shall mean (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, or (iv) a Person resident in or determined to be resident in a country, in each case of clauses (i) through (iv), that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC. “Sanctioned Person” shall mean, at any time (i) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non SDN list or any other Sanctions related list maintained by any Governmental Entity, (ii) a Person that is a target of Sanctions, (iii) any Person operating, organized or resident in a Sanctioned Entity, or (iv) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (i) through (iii) above. “Sanctions” shall mean any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism Laws and other sanctions, Laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (i) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (ii) the United Nations Security Council, (iii) the European Union or any European Union member state, (iv) Her Majesty’s Treasury of the United Kingdom, or (v) any other Governmental Entity with jurisdiction over any Seller or its Affiliates. “Seller Registered Intellectual Property” shall mean all issued Patents, pending Patent applications, Mark registrations, applications for Mark registration, Copyright registrations, applications for Copyright registration and internet domain names, in each case, included in the Owned Intellectual Property. “Seller Software” shall mean all Software owned or purported to be owned by any Seller. “Sellers” shall have the meaning set forth in the Preamble. “Sellers’ Disclosure Schedules” shall mean the disclosure schedules delivered by the Sellers to Buyer concurrently with the execution and delivery of this Agreement on the Agreement Date. “Software” shall mean, collectively, any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all collections of data, whether

16 machine readable or otherwise, and (iii) all documentation including user manuals and other training documentation related to any of the foregoing. “Tax” or “Taxes” shall mean (i) all U.S. federal, state, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including, income, profits, gains, net worth, sales and use, ad valorem, gross receipts, sales, use, business and occupation, license, premium, minimum, alternative or add-on minimum, environmental, estimated, stamp, customs duties, occupation, property (real or personal), franchise, capital stock, license, excise, value added, payroll, employment, social security (or similar), escheat or unclaimed property, unemployment, transfer, severance, registration, lease, service, recording, documentary, permit or authorization, intangibles or other tax (whether payable directly or by withholding), together with any penalty, fine, addition to tax or interest on the foregoing; (ii) any liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6(a) or any analogous or similar provision of any state, local or non-U.S. Law (or any predecessor or successor thereof) or otherwise; and (iii) any Liability in respect of any items described in clause (i) as a result of being a “transferee” of the taxpayer or entity or a number of a related, non-arm’s length, affiliated or combined group. “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement (including elections, declarations, disclaimers, notices, disclosures, schedules, estimates) relating to Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof. “Technology” shall mean all technology, formulae, algorithms, procedures, processes, methods, techniques, ideas, know-how, creations, inventions (whether patentable or unpatentable and whether or not reduced to practice), discoveries, improvements; product, servicing, business, financial and supplier information and materials; specifications, designs, models, devices, prototypes, schematics and development tools, Software, websites, recordings, graphs, drawings, reports, analyses and other writings and other tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed in this definition. “Third Party Consents” shall have the meaning set forth in Section 6.7(b). “Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property. “Transaction Dispute” shall have the meaning set forth in Section 10.10. “Transactions” shall mean the sale of the Purchased Assets pursuant to this Agreement and the other transactions contemplated by this Agreement. “Transfer Tax” or “Transfer Taxes” shall mean any stamp, sales, use, transfer, conveyance, recording, registration, filing or other similar non-Income Tax, fee, duty or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto. “Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

17 “U.S. Patriot Act” shall mean Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Law, and the rules and regulations thereunder and under any successor Law, and any comparable Law under the Laws of any state. “Wind-Down Amount” shall have the meaning given to it in the definition of “Excluded Cash”. “Wind-Down Budget” shall have the meaning given to it in the definition of “Excluded Cash”. 1.2 Other Definitional Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (b) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. (c) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms. (d) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Where the context permits, the use of the term “or” will be equivalent to the use of the term “and/or.” (e) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (f) A reference to any Party shall include such Party’s successors and permitted assigns. (g) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. (h) References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, replaced, supplemented or superseded in whole or in part and in effect from time to time, including any successor legislation thereto, and also to all rules and regulations promulgated thereunder, and references to any section or other provision of a Law means that section or provision of such Law in effect from time

18 to time and constituting the substantive amendment, modification, codification, reenactment, replacement or supplement of such section or other provision; provided that for purposes of any representation or warranty set forth herein, with respect to any violation of or non-compliance with, or alleged violation of or non-compliance, with any Law, the reference to such Law means such as in effect at the time of such violation or non- compliance or alleged violation or non-compliance. (i) All references to “$” and dollars shall be deemed to refer to the currency of the United States of America. (j) The provision of a table of contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. References to the terms “Article,” “Section,” “clause,” “Schedule” and “Exhibit” are references to the Articles, Sections, clauses, Schedules and Exhibits to this Agreement unless otherwise specified. (k) References to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a day other than a Business Day, the period in question will end on the next succeeding Business Day. (l) References to “written” or “in writing” include in electronic form (including by e-mail transmission or electronic communication by portable document format (.pdf)). (m) The word “will” will be construed to have the same meaning and effect as the word “shall”. The words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive. (n) Any document or item will be deemed “delivered,” “provided” or “made available” by the Sellers, within the meaning of this Agreement if such document or item is (a) actually delivered or provided to Buyer or any of Buyer’s Representatives, (b) made available upon request, including at the Sellers’ or any of their Subsidiaries’ offices or (c) publicly filed with the United States Securities and Exchange Commission. (o) Any reference to any agreement or Contract will be a reference to such agreement or Contract, as amended, modified, supplemented or waived. TRANSFER OF ASSETS AND LIABILITIES 1.3 Purchased Assets. At the Closing, and upon the terms and subject to the conditions set forth herein and in the Sale Order and, with respect to the Sellers, subject to the approval of the Bankruptcy Court pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the Sellers shall sell, convey, assign, transfer and deliver to Buyer, and

19 Buyer shall purchase, acquire and accept from the Sellers, all of the right, title and interest of each of the Sellers as of the Closing, free and clear of all Liens (other than Permitted Liens), in, to and under, all of the Purchased Assets. The Purchased Assets shall include Sellers’ rights, titles and interests in, to and under each of the following of the Sellers as of the Closing: (a) other than the Excluded Cash, (i) all cash, money orders, third-party checks, wire transfers and any other funds of the Sellers, commercial paper, marketable securities, demand deposits, reserves for Taxes, certificates of deposit and other bank deposits, deposits of any Seller with any third-party (including any vendor, manufacturer, customer, utility or landlord or other cash deposits for rent, electricity, telephone or otherwise), treasury bills, and other cash equivalents and liquid investments and (ii) the Acquired Bank Accounts; (b) all deposits, credits, and prepaid charges and expenses from whatever source paid; (c) all accounts receivable; (d) subject to Section 10.23, all Avoidance Actions and all of the rights, claims or causes of action of the Sellers of any kind, including those available under the Bankruptcy Code, against any officer, director, employee, manager or Affiliate of, or lender to, any Seller or any of their respective Affiliates (and the proceeds of any insurance policies related to any such rights, claims or causes of action) arising at any time prior to the Closing; (e) all Claims that the Sellers may have against any Person (including Governmental Entities) for refund or credit, rebate, abatement, deposit, prepayment, or other recovery of any type, together with any refund of interest due thereon or penalty rebate arising therefrom, in each case solely with respect to Taxes accrued with respect to periods ending on or prior to the Closing Date; (f) the Sellers’ directors and officers liability insurance policies, if any, and all rights and benefits of any nature of Sellers with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries; (g) all Equity Interests of CMS; (h) all royalties, advances, prepaid assets, and other current assets; (i) all machinery, furniture, fixtures, furnishings, equipment, and other tangible personal property owned, leased or otherwise used or held for use by the Sellers in the conduct of the Business, including all computers, computer equipment, artwork, desks, chairs, tables, hardware, copiers, telephone lines and numbers, facsimile machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies;

20 (j) all rights of any Seller under or pursuant to all warranties, representations and guarantees, including those made by suppliers, manufacturers and contractors or any other third party to and for the benefit of any Seller; (k) all current and prior insurance policies, to the extent transferable, and all rights and benefits of any nature of Sellers with respect thereto, including all insurance recoveries or proceeds thereunder and rights to assert claims with respect to any such insurance recoveries or proceeds; (l) all Permits, including those listed on Schedule 2.1(l), to the extent transferable or assignable under Law; (m) all Assumed Contracts; (n) all Documents (other than Excluded Documents); (o) all Owned Intellectual Property and all of Sellers’ rights to institute and pursue Proceedings against third parties for past, present and future infringement, misappropriation or dilution of any of the foregoing, or other conflict therewith, and all of the Sellers’ rights to recover damages or lost profits in connection with any of the foregoing; (p) all rights under non-disclosure or confidentiality, non-compete or nonsolicitation agreements with current or former employees and non-employee agents of any Seller or with third parties (including any non-disclosure or confidentiality, non- compete, or non-solicitation agreement entered into in connection with the Auction); (q) any loans owed to any Seller by any current or former employee, officer or director of any Seller; (r) all Claims, other than the Claims set forth on Schedule 2.1(r), that the Sellers may have against any Person, including (i) all other rights, claims, causes of action, rights of recovery, rights of set-off, and rights of recoupment as of the Closing of any Seller, in each case, arising out of or relating to events occurring on or prior to the Closing Date (and any proceeds paid from all current and prior insurance policies), and (ii) all claims that any Seller may have against any Person with respect to any other Purchased Assets or any Assumed Liabilities; (s) all other assets or rights of every kind and description of Sellers as of the Closing related to the Business, wherever located, whether real, personal or mixed, tangible or intangible that are not Excluded Assets; (t) the sponsorship of all Assumed Benefit Plans and all right, title and interest in any asset thereof or relating thereto; (u) all goodwill related to the foregoing;

21 1.4 Excluded Assets. Notwithstanding anything herein contained to the contrary, from and after the Closing, each Seller shall retain, and Buyer shall not purchase, such Seller’s right, title and interest in and to (and the Purchased Assets shall not include any of) the following assets and properties of the Sellers (collectively, the “Excluded Assets”), all of which shall remain the exclusive property of the Sellers: (a) any Contract other than (i) any Assumed Contract or (ii) any Contract otherwise included as a Purchased Asset under Section 2.1(e), Section 2.1(j) or Section 2.1(m) (collectively, the “Excluded Contracts”); (b) any Contract or arrangement (including any loan or similar arrangement) with or binding upon any of the Sellers and any Related Party (other than any Contract or arrangement with or binding upon CMS); (c) any intercompany accounts receivable owed between or among the Sellers; (d) the sponsorship and assets of all Benefit Plans that are not Assumed Benefit Plans and all right, title and interest in any asset thereof or relating thereto; (e) all rights of the Sellers under this Agreement and the agreements and instruments delivered to the Sellers by Buyer pursuant to this Agreement; (f) all Documents (i) to the extent they relate to any of the Excluded Assets or Excluded Liabilities (including information stored on the computer systems, data networks or servers of any Seller); (ii) that are minute books, organizational documents, stock registers and such other books and records of any Seller as pertaining to ownership, organization or existence of such Seller, Tax Returns (and any related work papers), corporate seal, checkbooks, and canceled checks; (iii) that are subject to the attorney work- product doctrine, the attorney-client privilege or similar protections or privileges; (iv) that any Seller is required by Law to retain; or (v) that are governed under GDPR or collected from natural persons with addresses in the European Union or European Economic Area; provided that, in respect of any Documents relating to the operation of the Business or the ownership of the Purchased Assets or the Assumed Liabilities identified in the foregoing clauses (ii), (iv) or (v), and in each case to the extent not prohibited by applicable Law, Buyer shall have the right to make copies of any portions or all of such Documents (collectively, the “Excluded Documents”); (g) all Equity Interests of the Sellers; (h) all assets owned or used by the Sellers that are specifically identified in Schedule 2.2(h); (i) all assets of the Sellers that would otherwise constitute a Purchased Asset (if owned immediately prior to the Closing) if conveyed or otherwise disposed of during the period from the date hereof until the Closing Date (i) at the direction of the Bankruptcy Court, (ii) as not prohibited by the terms of the DIP Documents, or (iii) in the Ordinary Course of Business;

22 (j) all Permits other than those set forth on Schedule 2.1(l) and those Permits that are not transferable; (k) all rights related to the matters set forth on Schedule 2.1(r); (l) the Excluded Cash; and (m) Subject to Section 10.22 and Paragraph 47 of the Final DIP Order, all rights of any Seller related to the Escrow Account and the Escrow Funds. 1.5 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and the Sale Order, and subject to the exclusions set forth in Section 2.4 (and in the event of any conflict between the exclusions set forth in Section 2.4 and the provisions of this Section 2.3, the exclusions set forth in Section 2.4 shall prevail), as partial consideration for the Purchased Assets, Buyer shall, on and after the Closing, assume only the following Liabilities of the Sellers (the “Assumed Liabilities”): (a) all Liabilities under the Assumed Contracts to the extent that any such Liabilities under such Assumed Contracts: (i) arise out of or relate to events, occurrences, acts or omissions occurring solely after the Closing Date; (ii) do not arise from a breach, violation or default of such Assumed Contract by any Seller prior to the Closing; and (iii) are not required to be performed prior to the Closing; (b) all Liabilities relating to Buyer’s ownership or operation of the Purchased Assets to the extent arising out of or relating to events, occurrences, acts or omissions occurring solely after the Closing Date; (c) all Cure Amounts; (d) all accrued and unpaid Administrative Expenses incurred by Sellers prior to the Closing Date (other than Professional Fees and Expenses) and listed on Schedule 2.3(d), not to exceed the amounts set forth in the Budget (the “Post-Petition Payables”); (e) all Liabilities in respect of wages and other compensation of Business Employees for the last pay period immediately preceding the Closing Date; (f) all Liabilities relating to Hired Employees accruing on or after the close of business on the Closing Date, solely to the extent arising out of or relating to the Hired Employees’ employment by Buyer, the PEO or Buyer’s Affiliates; (g) all Liabilities relating to any Assumed Benefit Plan; and (h) all Liabilities for Transfer Taxes pursuant to Section 6.10(a). 1.6 Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, Buyer shall not assume, and shall not be deemed to have assumed, and the Sellers shall be solely and exclusively liable with respect to, all Liabilities of any Seller or any of

23 their respective predecessors other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). For the avoidance of doubt, and without limiting the foregoing, Buyer shall not be obligated to assume, nor assumes, and Buyer hereby disclaims, all of the Excluded Liabilities, including all of the following Liabilities of any Seller (or any of their respective predecessors) (each of which shall constitute an Excluded Liability hereunder): (a) any Liability for (i) Taxes of any Seller for any taxable period and (ii) Taxes relating to the operation of the Business or the ownership of the Purchased Assets for any Pre-Closing Tax Period; (b) any Claim in connection with or arising from or relating to any Excluded Asset, including any Taxes associated therewith; (c) any fees, costs and expenses (including legal fees and accounting fees) incurred by any Seller in connection with the Cases or the Transactions, including all fees, costs and expenses incurred in connection with or by virtue of (i) the negotiation, preparation and review of this Agreement and all agreements ancillary or related hereto, (ii) the preparation and submission of any filing or notice required to be made or given in connection with the Transactions, and the obtaining of any consent required to be obtained in connection with the Transactions, (iii) the negotiation, preparing and review of the DIP Documents and (iv) any Alternate Transaction; (d) any Liabilities arising under or pursuant to Labor Laws; (e) any Liabilities relating to the Business Employees or Hired Employees arising prior to the Closing Date (other than those expressly assumed by Buyer in Section 2.3 or Section 6.6(b)), and any Liabilities relating to all other current or former employees, directors, consultants and other individual service providers of the Sellers who are not Business Employees or Hired Employees arising at any time (other than those expressly assumed by Buyer in Section 2.3 or Section 6.6(b)), in each case, including any severance, termination or payment in lieu of notice Liability, and any other Liability arising under or out of any Law or Contract in connection with such Person’s employment, service or Contract with, or the termination of such Person’s employment, service or Contract with, any Seller; (f) any Liabilities of the Sellers and their respective ERISA Affiliates with respect to any Benefit Plan or other compensation or benefit plan, program, policy, agreement or arrangement of the Sellers, other than with respect to any Assumed Benefit Plan, including any health, welfare, retirement, 401(k), pension or profit sharing Liability, deferred compensation Liability, equity or equity-based incentive compensation Liability, any Liability under any employment agreements or offer letters, or any penalties, fines or other expenses resulting from any compliance issue with any Benefit Plan or Law, other than those Liabilities expressly assumed pursuant to Section 2.3(e) and Section 2.3(f); (g) other than Liabilities expressly assumed pursuant to Section 2.3(f), any success, retention, stay, change of control or similar bonuses and any other payments

24 or benefits owing to current or former employees, independent contractors or consultants of the Sellers in connection with the consummation of the Transactions, including the employer portion of any payroll, social security or similar Taxes in respect thereof; (h) any Liability of any Seller arising out of this Agreement or any agreement ancillary or related hereto; (i) any Liabilities arising out of or relating to the Business, the Purchased Assets or the ownership, operation or conduct thereof prior to the Closing; (j) any Liabilities for accrued expenses and accounts payable of the Sellers, other than the Post-Petition Payables; (k) any Liabilities of the Sellers arising as a result of any Proceeding, whether initiated prior to or following the Closing, to the extent related to the Business or the Purchased Assets, including any actions for breach of contract, violations of or non- compliance with Law (including Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws), or any tort actions related to periods prior to the Closing; (l) any Liabilities arising as a result of any Contract or arrangement (including any loan or similar arrangement) with or binding upon any of the Sellers and any Related Party (other than those Liabilities expressly assumed pursuant to Section 2.3(a)) and all intercompany payables owed from one Seller to any other Seller; (m) any Liabilities of Sellers (i) existing prior to the filing of the Cases that are subject to compromise under the Bankruptcy Code or other applicable Law and (ii) to the extent not otherwise expressly assumed herein, incurred subsequent to the filing of the Cases and prior to the Closing; provided that in the event of any conflict between the terms of Section 2.3 and this Section 2.4, the terms of Section 2.3 will control; and (n) any Liabilities arising out of Professional Fees and Expenses. 1.7 Assumption and Assignment of Assumed Contracts. (a) Schedule 2.5(a) sets forth a list of the executory Contracts to which one or more Sellers is a party, together with estimated Cure Amounts for each such Contract (the “Available Contracts”), which Schedule 2.5(a) may be updated to add Contracts entered into in the Ordinary Course of Business or otherwise not prohibited by this Agreement following the date hereof. By the date that is four (4) Business Days prior to the Closing (such date, the “Determination Deadline”), Buyer shall designate in writing (each such writing, a “Designation Notice”) which Available Contracts from Schedule 2.5(a) that Buyer wishes for Sellers to assume and assign to Buyer at the Closing (the “Assumed Contracts”). Buyer shall have the right to amend a Designation Notice in any respect at any time prior to the Determination Deadline. All Contracts of the Sellers that are listed on Schedule 2.5(a) and which Buyer does not designate in writing pursuant to a Designation Notice for assumption shall not constitute Assumed Contracts or Purchased Assets and shall automatically be deemed Excluded Assets; provided, however, that if an Available Contract is subject to a Cure Amount dispute or other dispute as to the

25 assumption or assignment of such Available Contract that has not been resolved to the mutual satisfaction of Buyer and the Sellers prior to the Determination Deadline, then the Determination Deadline shall be extended (but only with respect to such Available Contract) to no later than the earlier of (A) the date on which such dispute has been resolved to the mutual satisfaction of Buyer and the Sellers, (B) the date on which such Available Contract is deemed rejected by operation of section 365 of the Bankruptcy Code and (C) the date upon which such dispute is finally determined by the Bankruptcy Court (the “Extended Contract Period”). If a Designation Notice with respect to such Available Contract is not delivered by Buyer in writing by the date which is three (3) Business Days following the expiration of such Extended Contract Period, such Available Contract shall be automatically deemed an Excluded Asset. For the avoidance of doubt, except as set forth in Section 2.3, Buyer shall not assume or otherwise have any Liability with respect to any Excluded Asset. At Buyer’s reasonable request, the Sellers shall make reasonably available to Buyer the appropriate employees of the Sellers necessary to discuss the outstanding Available Contracts. (b) The Sellers shall use commercially reasonable efforts to take all actions required by the Bankruptcy Court to obtain an Order (which shall be the Sale Order, unless as otherwise determined by Buyer) containing a finding that the proposed assumption and assignment of the Assumed Contracts to Buyer satisfies all applicable requirements of section 365 of the Bankruptcy Code. (c) At the Closing, the Sellers shall, pursuant to the Sale Order and the Bill of Sale and Assignment and Assumption Agreement, assume and assign, or cause to be assigned, to Buyer, each of the Assumed Contracts that is capable of being assumed and assigned as of such date. (d) Buyer will cooperate with the Sellers in communicating with third parties to Available Contracts as may be reasonably necessary to assist the Sellers in establishing that Buyer has satisfied the requirement of adequate assurance of future performance contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the applicable Available Contracts. (e) In the event Sellers are unable to assign any such Assumed Contract to Buyer without the consent of another Person, then the Parties shall use their commercially reasonable efforts to obtain, and to cooperate in obtaining, all required consents necessary to assume and assign such Assumed Contracts to Buyer; provided that Sellers shall not be required to expend any money. (f) Within three (3) Business Days after entry of the Bidding Procedures Order or as soon as reasonably practicable thereafter, the Sellers shall file a list of the Available Contracts (the “Assumption Notice”) with the Bankruptcy Court and shall serve such Assumption Notice via first class mail on each counterparty to an Available Contract listed thereon. The Assumption Notice shall identify all Available Contracts and set forth a good faith estimate of the amount of the Cure Amounts applicable to each such Contract.

26 (g) If Buyer delivers a Designation Notice that contains one or more Available Contracts not listed on Exhibit 2 to the Order (I) Approving Stalking Horse APA and Authorizing the Sale of Certain Assets of the Debtors Outside the Ordinary Course of Business, (II) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Interests and Encumbrances, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (IV) Granting Related Relief Docket No. 177, entered by the Bankruptcy Court on February 8, 2024, then, not later than three (3) Business Days following the Determination Deadline, Sellers shall file with the Bankruptcy Court an amended and restated Assumption Notice, which notice shall set forth only the Assumed Contracts (and exclude all other Available Contracts). (h) On the Closing Date, with respect to Cure Amounts not disputed as of the Closing Date, the Buyer shall pay all Cure Amounts to the applicable counterparty and Sellers shall have no Liability therefor. With respect to Cure Amounts that are disputed as of the Closing Date, the Parties shall cooperate and diligently pursue resolution of such disputes. Upon the resolution of any disputed Cure Amount following the Closing, the Buyer shall pay such Cure Amount promptly, and in no event later than three (3) Business Days following such resolution. (i) Upon payment by Buyer of all Cure Amounts, all defaults under the Assumed Contracts (monetary or otherwise) shall be deemed cured. (j) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof through the Closing, the Sellers will not reject or take any action (or fail to take any action that would result in rejection by operation of Law) to reject, repudiate or disclaim any Contract without the prior written consent of Buyer. (k) Previously Omitted Contracts. (i) If prior to the Determination Deadline, it is discovered by any Party that a Contract should have been listed on Schedule 2.5(a) but was not listed on Schedule 2.5(a) and has not been rejected by the Sellers (any such Contract, a “Previously Omitted Contract”), the discovering Party shall, promptly following the discovery thereof (but in no event later than two (2) Business Days following the discovery thereof), notify the other Parties in writing of such Previously Omitted Contract and then the Sellers shall, promptly following such notification (but in no event later than two (2) Business Days following such notification), notify Buyer of Sellers’ good faith estimate of all Cure Amounts (if any) for such Previously Omitted Contract. Buyer may thereafter deliver a Designation Notice to Sellers, no later than the earlier of (x) the Determination Deadline or the expiration of the Extended Contract Period, as applicable, and (y) five (5) Business Days following notification of such Previously Omitted Contract from the Seller with respect to such Previously Omitted Contract and such contract shall be an Assumed Contract under this Agreement. All Previously Omitted Contracts with respect to which Buyer fails to timely deliver a Designation Notice shall be an Excluded Asset.

27 (ii) If Buyer delivers a Designation Notice in accordance with Section 2.5(k)(i), the Sellers shall serve a notice (the “Previously Omitted Contract Notice”) on the counterparties to such Previously Omitted Contract notifying such counterparties of the Cure Amounts with respect to such Previously Omitted Contract and the Sellers’ intention to assume and assign such Previously Omitted Contract in accordance with this Section 2.5. The Previously Omitted Contract Notice shall provide the counterparties to such Previously Omitted Contract with ten (10) Business Days to object, in writing to the Sellers and Buyer, to the Cure Amounts or the assumption of its Contract. If the counterparties, the Sellers and Buyer are unable to reach a consensual resolution with respect to the objection, the Sellers shall seek an expedited hearing before the Bankruptcy Court to determine the Cure Amounts and approve the assumption. If no objection is served on the Sellers and Buyer, the Sellers shall obtain an order of the Bankruptcy Court fixing the Cure Amounts and approving the assumption of the Previously Omitted Contract. Buyer shall be responsible for all Cure Amounts relating to such Previously Omitted Contracts. CLOSING AND PURCHASE PRICE 1.8 Closing; Transfer of Possession; Certain Deliveries. (a) Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article IX, the Closing shall take place at 10:00 a.m. (prevailing Eastern Time) on the date (the “Closing Date”) that is two (2) Business Days after all the conditions set forth in Article VIII shall have been satisfied or waived (excluding, but subject to the satisfaction or waiver of, conditions that, by their nature, are to be satisfied at the Closing), or such other time or date as agreed to in writing by the Parties. The Closing shall take place by telephone or video conference and electronic exchange of documents, unless otherwise mutually agreed to by the Parties. The Closing shall be effective as of 12:01 a.m. (prevailing Eastern Time) on the Closing Date. (b) At the Closing, the Sellers shall deliver, or shall cause to be delivered, to Buyer the following: (i) a counterpart to the Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B (the “Bill of Sale and Assignment and Assumption Agreement”), duly executed by each Seller; (ii) a certificate of a duly authorized officer of each Seller dated the Closing Date certifying as to the matters set forth in Section 8.1(a), Section 8.1(b) and Section 8.1(e); (iii) terminations and/or assignments of the Leases, in each case, as reasonably requested by Buyer with respect to the Leased Real Property;

28 (iv) a certification of non-foreign status from each of the Sellers, duly completed and executed in compliance with Treasury Regulation Section 1.1445- 2(b), or a duly completed and executed IRS Form W-9 for each Seller; (v) a membership interest certificate representing the Equity Interests of CMS held by Sellers, to the extent certificated, and associated membership interest power in form and substance reasonably acceptable to Buyer; and (vi) such other closing instruments and certificates as may be reasonably requested by Buyer, in each case in form and substance reasonably acceptable to Buyer and Sellers. (c) At the Closing, Buyer shall deliver, or shall cause to be delivered to the Sellers, the following: (i) a counterpart to the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer; (ii) the Excluded Cash; (iii) payoff letter, release letter or other similar document acknowledging the conversion of the Credit Bid Amount as consideration for the transfer of the Purchased Assets, in the form and substance reasonably satisfactory to the Sellers; (iv) a certificate of a duly authorized officer of Buyer dated the Closing Date, certifying as to the matters set forth in Section 8.2(a) and Section 8.2(b); and (v) such other closing instruments and certificates as may be reasonably requested by the Sellers, in each case, in form and substance reasonably acceptable to the Sellers and Buyer. 1.9 Purchase Price; Related Matters. (a) Purchase Price. The aggregate consideration for the Purchased Assets shall be no less than $83,849,285.36 and shall consist of the following (collectively, the “Purchase Price”): (i) a credit bid equal to (A) the outstanding obligations under the DIP Facility up to the full amount of such outstanding obligations, but not less than $11,220,000 and (B) the outstanding obligations under the Prepetition Financing Agreement up to the full amount of such outstanding obligations, but not less than $72,629,285.36 (the “Credit Bid Amount”); plus (ii) the assumption by Buyer of the Assumed Liabilities. The Credit Bid Amount shall be paid by means of a credit against the total amounts due and owing under the Credit Documents as of the Closing Date. In no event shall the Credit Bid Amount be payable by Buyer in cash. The Administrative Agent shall take all necessary actions under the DIP Facility and Prepetition Financing Agreement in order to cause the payment of the Credit Bid Amount in accordance with the Section 3.2(a).

29 (b) Bulk Sales Laws. Buyer hereby waives compliance by the Sellers with the requirements and provisions of any “bulk-transfer” Laws that may apply to the sale and transfer of the Purchased Assets to Buyer. Pursuant to section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets of the Sellers shall be free and clear of all Liens, other than Permitted Liens, in each case pursuant to the Bankruptcy Code, whether arising prior to or subsequent to the Petition Date, including any liens or claims arising out of the “bulk-transfer” Laws. 1.10 Allocation of Purchase Price. Sellers and Buyer agree to allocate all amounts treated as consideration for U.S. federal income tax purposes among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with the allocation methodology set forth in Schedule 3.3 attached hereto. Within ninety (90) days following the Closing Date, Buyer will provide to Sellers the Allocation Schedule prepared in accordance with such allocation methodology. If, within thirty (30) calendar days of Sellers’ receipt of Buyer’s proposed allocation, Sellers do not deliver Buyer written notice (a “Seller Allocation Objection Notice”) of any objections that they have to such allocation, Buyer’s proposed allocation shall be final and binding to all parties. If Sellers timely deliver to Buyer a Seller Allocation Objection Notice, then Buyer and Sellers shall work together in good faith to resolve the disputed items. If Buyer and Sellers are unable to resolve all of the disputed items within thirty (30) calendar days of Buyer’s receipt of the Seller Allocation Objection Notice (or such later date as Buyer and Sellers may agree), then Buyer and Sellers shall refer the disputed items for resolution to an accounting firm of national reputation mutually acceptable to Buyer and Sellers, with no existing relationship with either Buyer or Sellers and such accounting firm shall determine the final allocation in accordance with such allocation methodology. Buyer and Sellers shall file all applicable Tax Returns (including Form 8594, any amended Tax Returns, and any claims for refund) consistent with the Allocation Schedule (as finally determined) and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings) absent a contrary “determination” (within the meaning of Section 1313(a) of the Code). 1.11 Withholding. Buyer or any other paying agent (as applicable) shall be entitled to deduct and withhold from the amounts payable under this Agreement such amounts as may be required to be deducted and withheld under the Code and any other applicable Tax Laws. Before withholding or deducting any amounts hereunder, the applicable withholding agent shall use commercially reasonable efforts to notify Sellers of its intent to withhold at least five (5) days before deducting or withholding any such amounts (other than (i) any withholding on payments in the nature of compensation for services and (ii) any withholding due to the failure of any Seller to deliver the documentation required by Section 3.1(b)(iv)) and cooperate with the Sellers to reduce or eliminate such withholding or deduction. To the extent any such amount is to be so deducted and withheld by Buyer, such amounts shall be timely paid over to, or deposited with, the relevant Governmental Entity in accordance with the provisions of applicable Law. Any such withheld amount shall be treated as though it had been paid to the Person in respect of which such withholding was required.

30 REPRESENTATIONS AND WARRANTIES OF SELLERS Except (i) as disclosed in any document filed or furnished prior to the date hereof by the Borrower with the SEC, other than in any “risk factors” or “forward-looking statements” sections therein to the extent such disclosures are primarily predictive, cautionary or forward looking in nature and (ii) as set forth in the Sellers’ Disclosure Schedules, each of the Sellers hereby jointly and severally makes the following representations and warranties to Buyer with respect to itself and each other Seller as of the Agreement Date: 1.12 Organization and Good Standing. Each Seller (a) is an entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, and (b) subject to any limitations that may be imposed on such Seller as a result of filing a petition for relief under the Bankruptcy Code, has full organizational power and authority to own, lease and operate its properties, to perform all of its obligations under the Available Contracts, and carry on the Business as it is now being conducted. The Sellers have delivered to Buyer true, complete and correct copies of each Seller’s Organizational Documents as in effect on the date hereof. 1.13 Power and Authority. Subject to entry and effectiveness of the Sale Order in respect of the Sellers, each Seller has the requisite organizational power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement by each Seller and, subject to the approval of this Agreement by the Bankruptcy Court, the consummation by each Seller of the Transactions and the performance of each Seller’s obligations hereunder have been duly authorized by all requisite organizational action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and (assuming the due and valid authorization, execution and delivery thereof by Buyer), following the approval of this Agreement and the Transactions by the Bankruptcy Court pursuant to the Sale Order, will constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”). Each Seller has the requisite organizational power to operate its business with respect to the Purchased Assets that it owns as now conducted and is duly qualified as a foreign entity to do business, and to the extent legally applicable, is in good standing, with respect to the Business, in each jurisdiction in which the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing has not had a Material Adverse Effect. 1.14 Litigation. Except as set forth on Schedule 4.3, as of the date hereof, there are no outstanding Orders or Proceedings pending, or, to the Knowledge of the Sellers, threatened in writing against any Seller or an Affiliate of any Seller relating to the ownership or use of the Purchased Assets or conduct of the Business by the Sellers or otherwise affecting the Purchased Assets or the Business.

31 1.15 No Contravention. Subject to the entry and effectiveness of the Sale Order by the Bankruptcy Court, and except as set forth on Schedule 4.4, neither the execution and delivery of this Agreement and compliance by the Sellers with any provisions hereof, nor the consummation of the Transactions, will (a) violate or conflict with any provision of any Seller’s Organizational Documents, (b) with or without the giving of notice or the lapse of time or both violate, or result in a breach of, or constitute a default under, or conflict with, or accelerate the performance required by, any of the terms of any Available Contract or Lease that is included in the Purchased Assets, (c) violate or conflict with any Order, or any Law or Permit that is required to be discharged prior to Closing applicable to the Sellers, or (d) result in the creation of any Lien upon any of the Purchased Assets (other than Permitted Liens); except, in the case of clauses (b), (c) and (d) above, for compliance with the applicable requirements of the HSR Act or other Antitrust Laws if required. 1.16 Consents and Approvals. Except (a) to the extent excused or made unenforceable as a result of the filing of the Cases, (b) to the extent not required if the Sale Order is entered, or (c) as set forth on Schedule 4.5, the execution, delivery and performance by each Seller of this Agreement and the Transactions, and the legality, validity, binding effect or enforceability of this Agreement and any agreements contemplated hereby, do not require any consents, waivers, authorizations or approvals of, or filings with or notice to, any (i) Governmental Entities, or (ii) Material Customers or Material Vendors, except with respect to clause (ii), as would not reasonably be expected to have a Material Adverse Effect, or, with respect to clause (i), for any filings required to be made under the HSR Act or any applicable Antitrust Laws. 1.17 Title to Purchased Assets; Sufficiency. (a) Sellers have, and subject to the entry and effectiveness of the Sale Order in respect of the Purchased Assets, at the Closing, Buyer will have, good and valid title to each of the Purchased Assets (except for those Purchased Assets that are leased or licensed to any Seller, as to which any Seller has, and at the Closing, Buyer will have, valid licensed or leasehold interests), free and clear of all Liens, other than (i) Permitted Liens, (ii) Liens securing any loan made directly to Buyer or expressly assumed by Buyer as of the Closing Date, (iii) as subject to Section 2.5, or (iv) the Enforceability Exceptions. Other than the Excluded Assets, the Purchased Assets constitute all of the assets used in or held by the Sellers for use in the Business and are sufficient for Buyer to conduct the Business from and after the Closing Date in all material respects as it has been conducted by the Sellers prior to the Closing. 1.18 Validity of Available Contracts. As of the Agreement Date, subject to requisite Bankruptcy Court approvals and assumption by the applicable Seller of the applicable Contract in accordance with applicable Law (including satisfaction any applicable Cure Amounts) and except (i) as a result of the commencement of the Cases, and (ii) with respect to any Contract that has previously expired in accordance with its terms, been terminated, restated, or replaced: (a) each Available Contract is a legal, valid and binding obligation of the Seller that is a party thereto, and is enforceable against such Seller in accordance with its terms and, to the Knowledge of the Sellers, is a legal, valid

32 and binding obligation of each other party to such Contract and is enforceable against such other party thereto in accordance with its terms, subject to bankruptcy Laws and general equitable principles; (b) no Seller that is a party to any Available Contract, or any other party to an Available Contract is in default or breach of an Available Contract; (c) to the Knowledge of the Sellers, during the twelve (12) months preceding the Agreement Date, no other party to any Available Contract has materially breached such Contract; (d) to the Knowledge of the Sellers, there does not exist any event, condition or omission that would constitute a material default or breach (or event which, with the giving of notice or lapse of time or both would become such a default or breach) under any Available Contract; (e) to the Knowledge of the Sellers, no Seller that is a party to any Available Contract has received any written notice of termination or cancellation with respect to any Available Contract; and (f) with respect to the Assumed Contracts, upon entry of the Sale Order and payment of the Cure Amounts by Buyer, each Seller will not be in breach or default of its obligations thereunder. 1.19 Intellectual Property. (a) Schedule 4.8(a) sets forth a correct and complete list of all items of Seller Registered Intellectual Property, specifying the record owner, jurisdiction and issuance, registration or application number and date, as applicable, of each such item. To the Knowledge of the Sellers, all renewal, maintenance and other necessary filings and fees due and payable to any relevant Governmental Entity or domain name registrar to maintain all Seller Registered Intellectual Property in full force and effect have been timely submitted or paid in full. To the Knowledge of the Sellers, all Seller Registered Intellectual Property is subsisting and all issuances and registrations included in the Seller Registered Intellectual Property are valid and enforceable in accordance with applicable Law. (b) A Seller is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and all Licensed Intellectual Property is validly licensed to the applicable Seller, free and clear of all Liens (other than Permitted Liens). To the Knowledge of the Sellers, the Owned Intellectual Property, together with the Licensed Intellectual Property and any Intellectual Property in the public domain, constitutes all of the material Intellectual Property used in, and necessary and sufficient for, the conduct and operation of the Business. (c) To the Knowledge of the Sellers, none of the Sellers has received any notice, and there are no claims or Proceedings pending or threatened against any Seller, (i) alleging any infringement, misappropriation, dilution or other violation of any Intellectual Property, (ii) challenging the ownership, validity or enforceability of any Owned Intellectual Property or (iii) challenging the use by any Seller of any Owned Intellectual Property. Except as set forth on Schedule 4.8(c), to the Knowledge of the Sellers, none of the following infringes, constitutes or results from a misappropriation of, dilutes or otherwise violates, or has infringed, constituted or resulted from a misappropriation of, diluted or otherwise violated, any Intellectual Property of any Person: (1) any Owned Intellectual Property (or any use, practice or exploitation of any Owned Intellectual Property), (2) any products or services of any Seller (or the making, use, offer

33 for sale, sale, importation, distribution or other disposal, performance or exploitation of any products or services of any Seller) or (3) the conduct or operations of the Business. This Section 4.8(c) constitutes the sole and exclusive representation and warranty with respect to the infringement, violation, misappropriation or dilution of the Intellectual Property of any third party. (d) To the Knowledge of the Sellers, (i) no material Owned Intellectual Property has been or is being infringed, misappropriated, diluted or otherwise violated by any Person, and (ii) no claim or Proceeding alleging any of the foregoing is pending or threatened against any Person by any Seller. (e) To the Knowledge of the Sellers, each Seller has taken commercially reasonable security measures designed to maintain and protect the confidentiality and value of all (i) material Trade Secrets included in the Owned Intellectual Property and (ii) Trade Secrets owned by any Person to whom any Seller has a confidentiality obligation, in the case of clauses (i) and (ii), which measures are reasonable in the industry in which the Business operates. To the Knowledge of the Sellers, no material Trade Secret included in the Owned Intellectual Property has been authorized to be disclosed or, to the Knowledge of the Sellers, has been actually disclosed to any Person other than pursuant to a valid written confidentiality Contract sufficiently restricting the disclosure and use thereof. (f) To the Knowledge of Sellers, the IT Systems are adequate and sufficient (including with respect to working condition and capacity) in all material respects for the operation of the Business. To the Knowledge of the Sellers, there have been no (i) security breaches or unauthorized use, access or intrusions of any IT Systems or (ii) outages of any IT Systems that have caused or resulted in a material disruption to the Business. (g) None of the source code or related materials for any material Seller Software has been licensed or provided to, or used or accessed by, any Person other than Sellers’ employees, consultants or contractors, who have entered into written confidentiality Contracts with respect to such source code or related materials. To the Knowledge of the Sellers, no Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any Seller Software, in each case, in a manner that subjects any Seller Software to any Open Source Software license or other obligation that requires as a condition of use, modification and/or distribution of the Seller Software, that the Seller Software be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge. (h) The Sellers and, to the Knowledge of the Sellers, any Person acting for or on the Sellers’ behalf, have at all times materially complied with (i) all applicable Privacy Laws, (ii) all of the Sellers’ policies and notices regarding Personal Information, and (iii) all of the Sellers’ contractual obligations with respect to Personal Information. Each Seller has implemented and maintains and, to the Knowledge of the Sellers, has at all times maintained reasonable safeguards to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. To the

34 Knowledge of the Sellers, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Sellers or collected, used or processed by or on behalf of the Sellers. To the Knowledge of the Sellers, no Seller has received any written notice of any claims (including written notice from third parties acting on its behalf) of or investigations or inquires related to, or been charged with, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information. 1.20 Employee Benefits. (a) Schedule 4.9(a) lists all material Benefit Plans. (b) True, correct and complete copies of the following documents, with respect to each of the Benefit Plans, have been made available to Buyer (in each case, to the extent applicable): (i) any plan documents and all material amendments thereto, (ii) the most recent Form 5500, and (iii) the most recent summary plan descriptions (including letters or other documents updating such descriptions). (c) Each of the Benefit Plans sponsored by any Seller that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified, and, except as disclosed in Schedule 4.9(c), to the Knowledge of the Sellers, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to result in the revocation of such favorable determination. (d) Except as disclosed in Schedule 4.9(d), since December 31, 2022, each of the Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. (e) Other than as required under Section 4980B of the Code or other similar applicable Law or for which the covered person pays the full cost of coverage for such person and his or her beneficiaries and dependents, neither the Sellers nor any ERISA Affiliate has or could reasonably be expected to have any Liability for providing post- termination or retiree medical, life insurance or other welfare benefits (other than the obligation to pay or reimburse premiums for a limited period of time following a termination or retirement). (f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions, either alone or in connection with any other event, will (i) give rise to any payments or benefits that would be nondeductible to the Sellers under Section 280G of the Code or that could result in an excise Tax on any recipient under Section 4999 of the Code, (ii) result in any payment or benefit becoming due to any current or former employee, independent contractor or consultant of the Sellers, (iii) increase the amount or value of any compensation or benefits payable under any Benefit Plan, result in any acceleration of the time of payment or vesting of any compensation or benefits or provide any additional compensatory rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former employee, independent

35 contractor or consultant of the Sellers, or (iv) limit or restrict the ability of Buyer, its Affiliates, or the Sellers to merge, amend or terminate any Benefit Plan. 1.21 Labor Matters. (a) Schedule 4.10(a) sets forth a complete (but anonymized) list of all Business Employees and individual independent contractors of the Sellers, and based on the Sellers’ records as of a date within five (5) Business Days of the Agreement Date, correctly reflects, with respect to each individual, as applicable: (i) date of hire; (ii) job title and department; (iii) rate of pay or salary; (iv) target incentive cash compensation opportunities, (v) employee versus independent contractor status; (vi) exempt versus non- exempt status; (vii) accrued but unused paid-time off; (viii) to the extent known, leave of absence status; and (ix) date of birth. (b) None of the Sellers is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to any Business Employees, and no such agreements are being negotiated as of the Agreement Date. No Business Employees are represented by a labor or trade union, works council, employee association or other employee representative, no labor organization or group of Business Employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Sellers, threatened to be brought or filed, with the U.S. National Labor Relations Board. There is no organizing activity involving any of the Sellers pending or, to the Knowledge of the Sellers, threatened by any labor organization with respect to the Business Employees. (c) There is (i) no unfair labor practice complaint pending against any Seller or, to the Knowledge of the Sellers, threatened against them, before the U.S. National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Seller or, to the Knowledge of the Sellers, threatened against them, and (ii) no strike, labor dispute, slowdown or stoppage pending against any Seller or, to the Knowledge of the Sellers, threatened against them. (d) Each of the Sellers is in material compliance with all Labor Laws. Other than as set forth on Schedule 4.10(d), no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Knowledge of the Sellers, threatened against them, nor have there been any such charges or claims since December 31, 2022. No wage and hour department investigation has been made or, to the Knowledge of the Sellers, threatened against any Seller since December 31, 2022, whether internally or by any Governmental Entity in connection with the employment, engagement, compensation, or service of any current or former employee, consultant or contractor. Other than as set forth in Schedule 4.10(d), there are no complaints, charges or claims against any Seller pending or, to Knowledge of the Sellers, threatened that could be brought or filed based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ or discrimination, harassment, retaliation, equal pay, or any other employment-related matter arising under the Labor Laws by any

36 Seller of any individual, nor have there been any such complaints, charges or claims against any Seller since December 31, 2022. (e) Prior to the date hereof, the Sellers have not taken any action or any actions relating to the Business at any single site of employment in the ninety (90)-day period prior to the Agreement Date that would, individually or in the aggregate, constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act, or any similar applicable Law. Since December 31, 2022, the Sellers have not engaged in any temporary layoffs, furloughs or reduction in hours that would trigger notice requirements under the WARN Act, or any similar applicable Law, were such temporary layoff, furlough or reduction in hours to last for at least six (6) months. Schedule 4.10(e) sets forth a list of all employees associated with the Business that have been terminated in the ninety (90)-day period prior to the Agreement Date, which list includes information regarding the date of each termination and the terminated employee’s place of work. (f) Neither the Sellers, nor any of their respective officers or directors in their individual capacities have, since December 31, 2022, settled any material claims, actions, complaints, or other grievances relating to sexual harassment involving or relating to one or more Business Employee. There are no such claims, actions, complaints or other grievances relating to sexual harassment currently pending or, to the Knowledge of Sellers, threatened against any Business Employee or Seller in respect of any Business Employee. 1.22 Conduct of Business. Except as set forth on Schedule 4.11, and except for the Cases, the DIP Documents, all negotiation and preparation therefor, and the negotiation, execution, delivery and performance of this Agreement, from January 1, 2023 to the Agreement Date, (a) the Business has been conducted in the Ordinary Course of Business and the Sellers have not entered into any transaction (including any transfer or sale of assets) out of the Ordinary Course of Business, (b) the Sellers have owned and operated the Purchased Assets in the Ordinary Course of Business, and (c) there has been no Material Adverse Effect. 1.23 Compliance with Laws; Permits. (a) Except as disclosed on Schedule 4.12(a), the Sellers are conducting, and to the Knowledge of Sellers have conducted since January 1, 2023, the Business and Purchased Assets in compliance, in all material respects, with all applicable Laws, notices, approvals and Orders. Except as disclosed on Schedule 4.12(a), to the Knowledge of the Sellers, (i) each Seller is not in material breach of any Law, notice, approval or order applicable to it or the Business, and (ii) there are no facts or circumstances which could form the basis for any such material breach. Each Seller is not under investigation with respect to the violation of any Laws and to the Knowledge of the Sellers, there are no facts or circumstances which could form the basis for any such violation. None of the Sellers has received (A) any written notice or other communication that alleges that the Business is not in compliance in any material respect with any Law, Order or Permit applicable to the Business or the Purchased Assets or (B) any written notice or communication regarding any deficiencies in any material respect in the compliance practices, procedures, methodologies or methods of the Business or its employees or internal compliance controls,

37 including any complaint, allegation, assertion or claim that the Business or its employees has engaged in illegal practices. (b) The Sellers have all material Permits which are required for the lawful operation of the Business as presently conducted and the ownership and operation of the Purchased Assets, and each such Permit is valid, binding and in full force and effect, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12(b), to the Knowledge of Sellers, none of the Sellers is or has been in material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party. Schedule 4.12(b) sets forth a list of all material Permits of the Sellers. 1.24 CMS Financial Statements. The Sellers have delivered to Buyer the unaudited balance sheet of CMS dated as of December 31, 2023 (the “CMS Balance Sheet”) and the unaudited statement of income of CMS for the year ended December 31, 2023, respectively (the “CMS Financial Statements”). Except as set forth on Schedule 4.13, the CMS Financial Statements present fairly in all material respects the financial position of CMS on the basis stated therein as of the dates and for the applicable periods stated therein, subject to normal year-end audit adjustments and the absence of related notes. 1.25 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.14, there are no Liabilities of CMS of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, required by GAAP to be reflected or reserved against on a balance sheet of CMS prepared in accordance with GAAP or the notes thereto, other than: (a) Liabilities as and to the extent reflected or reserved against in the CMS Financial Statements, (b) Liabilities incurred since January 1, 2023 in the Ordinary Course of Business, or (c) Liabilities that would not, either individually or in the aggregate, reasonably be expected to be material to CMS. 1.26 Financial Advisors. Except as set forth on Schedule 4.15, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller in connection with the Transactions and no Person is entitled to any fee or commission or like payment in respect thereof. 1.27 Tax Matters. (a) Except as set forth in Schedule 4.16(a), the Sellers have timely filed (taking into account any valid extensions of time to file) all material Tax Returns which are required to be filed by the Sellers, all such Tax Returns are true, correct and complete in all material respects, and all material Taxes due and payable by the Sellers prior to the date hereof have been timely and fully paid. (b) Except as set forth on Schedule 4.16(b), there are no Liens for Taxes upon the Purchased Assets other than Permitted Liens. (c) Except as set forth on Schedule 4.16(c), to the Knowledge of Sellers, the Sellers have complied in all material respects with all applicable Laws relating to the

38 withholding, collection and payment of Taxes and have duly and timely withheld, collected and paid over to the appropriate Governmental Entity all amounts required to be so withheld, collected and paid under all applicable Laws. (d) The Sellers have not received any notice from any taxing authority or Governmental Entity asserting that any Seller may be subject to Tax in any jurisdiction in which any Seller does not file Tax Returns. (e) No action, suit, proceeding or audit is pending against or with respect to the Sellers regarding Taxes. (f) The Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than any waiver or exclusion which has expired. (g) None of the Purchased Assets is an interest (other than indebtedness within the meaning of Section 163 of the Code) in an entity taxable as a corporation, partnership, trust or real estate mortgage investment conduit for U.S. federal income tax purposes. (h) No Seller is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement, other than agreements entered into in the Ordinary Course of Business that relate primarily to non-Tax matters. 1.28 Real Property. (a) Schedule 4.17(a) sets forth a complete list of the Leased Real Property and the Leases. Except for the Leased Real Property set forth on Schedule 4.17(a), the Sellers do not own or lease or otherwise occupy any other real property or have any other place of business. (b) Except as set forth on Schedule 4.17(b), a Seller has good and valid leasehold title to the Leased Real Property, in each case free and clear of all Liens of any nature whatsoever except for Permitted Liens. (c) The Sellers have not subleased, licensed or otherwise granted to any Person the right to possess, use or occupy the Leased Real Property or any portion thereof. (d) The Leases are in full force and effect. No Seller has delivered or received notice from the other party to any Lease of the termination or surrender thereof. The Sellers have delivered to Buyer true and complete copies of the Leases, including all amendments, notices or memoranda of lease thereto, and all estoppel certificates, or subordination, non-disturbance and attornment agreements, if any, relating to the Leased Real Property. There are no material agreements, understandings or undertakings pertaining to the Leases and the Sellers’ leasehold interests in the Leased Real Property which have not been disclosed or made available to Buyer prior to the date hereof.

39 (e) Except as set forth in Schedule 4.17(e), as of the date hereof, no Seller has received any written notice from any Governmental Entity asserting any material violation of applicable Laws with respect to the Leased Real Property, and there is no pending or, to the Knowledge of the Sellers, threatened eminent domain taking, expropriation, condemnation or re-zoning affecting any portion of the Leased Real Property. 1.29 Tangible Personal Property. Schedule 4.18 sets forth all leases of personal property (“Personal Property Leases”) relating to personal property used or held for use by the Sellers or to which any Seller is a party or by which the properties or assets of any of the Sellers is bound. No Seller has received any written notice of any default or event that with notice or lapse of time or both would constitute a default by any Seller under any of the Personal Property Leases. 1.30 Insurance. The Sellers have insurance policies in full force and effect for such amounts as are sufficient for all requirements of Law and all agreements to which any Seller is a party or by which it is bound. Set forth in Schedule 4.19 is a list of all insurance policies and all fidelity bonds held by or applicable to any Seller setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage and annual premium. Except as set forth on Schedule 4.19, to the Knowledge of Sellers, no event relating to any Seller has occurred which can reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and, to the Knowledge of the Sellers, no threat has been made to cancel any insurance policy of any Seller during such period. Except as noted in each insurance policy or on Schedule 4.19, all such insurance will remain in full force and effect, all premiums due to date thereunder have been paid in full, and neither Sellers nor any of Sellers’ Affiliates is in material default with respect to any obligations thereunder. 1.31 Condition and Suitability of Purchased Assets. As of the Agreement Date, there has been no condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Purchased Assets or the Business in any material respect which has not subsequently been completely repaired, replaced or restored. As of the Agreement Date, there are no pending or, to the Knowledge of the Sellers, threatened or contemplated condemnation proceedings affecting the Business, any of the Purchased Assets (or any portion thereof), or of any sale or other disposition of the Business or any of the Purchased Assets (or any portion thereof) in lieu of condemnation except as would not reasonably be expected to have a Material Adverse Effect. 1.32 Anti-Corruption. (a) None of the Sellers, or any of their respective officers, directors, employees, agents, representatives, consultants, members, equityholders, in each case,

40 acting for or on behalf of the Sellers, since December 31, 2022 has, to the Knowledge of the Sellers, directly or indirectly, in connection with the Business: (i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party or political campaign, for the purpose of (A) influencing any act or decision of such Government Official, candidate, party or campaign, (B) inducing such Government Official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature, or (E) otherwise securing any improper advantage; (ii) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (iv) established or maintained any unlawful fund of corporate monies or other properties; (v) created or caused the creation of any false or inaccurate books and records of the Sellers related to any of the foregoing; or (vi) otherwise violated any provision of any Anti-Corruption Laws. 1.33 OFAC. None of the Sellers are, or to the Knowledge of the Sellers have been since December 31, 2022, in violation of any Sanctions. As of the Agreement Date, none of the Sellers nor, to the Knowledge of the Sellers, any director, officer, employee, agent, member, Affiliate or any equityholder, of any Seller (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Sellers and, to the Knowledge of the Sellers, each director, officer, employee, agent and Affiliate of any Seller, is, and since December 31, 2022 has been, in compliance with all applicable Anti-Corruption Laws, and Anti-Money Laundering Laws. No proceeds as a result of the Transactions will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti- Corruption Law, or Anti-Money Laundering Law by any Persons. 1.34 Related Party Transactions. (a) To the Knowledge of the Sellers, no Seller, executive officer, director, member, manager, equityholder or Affiliate of a Seller nor any individual who is a lineal descendant, sibling, parent or spouse of any such Person (each, a “Related Party”) is a party to any Contract or arrangement (including any loan or similar arrangement) with

41 or binding upon any of the Sellers or the Purchased Assets or has any interest in any asset (each, a “Related Party Transaction”) other than as set forth on Schedule 4.23(a). Except as set forth on Schedule 4.23(a), no Seller has made any payments to or on behalf of any Related Party (including by exercise of set-off rights, cancellation of intercompany indebtedness, or otherwise). (b) Except as disclosed on Schedule 4.23(b), to the Knowledge of Sellers, no Related Party will, immediately following the Closing, hold any asset (tangible or intangible), property, right, claim, cause of action (including any counterclaim) or defense used in or related to the Business. 1.35 Customers and Suppliers. Schedule 4.24 lists the Material Customers and the Material Vendors. 1.36 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article IV (as modified by the seller’s Disclosure Schedules hereto), no Seller nor any other Person makes any representation and warranty, express or implied, in respect of such Seller, the Purchased Assets, the Business or the Assumed Liabilities or with respect to any other information provided to Buyer or its Representatives in connection with the Transactions, including the accuracy, completeness or currency thereof, and any such other representations or warranties, express or implied, are hereby expressly disclaimed. REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to the Sellers as follows: 1.37 Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and has full power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. 1.38 Power and Authority. Buyer has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the Transactions and the performance of Buyer’s obligations hereunder have been duly authorized by all requisite company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes (assuming the due and valid authorization, execution and delivery thereof by the other parties thereto and the entry of approval of this Agreement and the Transactions by the Bankruptcy Court pursuant to the Sale Order) the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. 1.39 No Contravention. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (a) violate or conflict with any provision of Buyer’s Organizational Documents, or (b) violate or conflict with any Order, Governmental Entity or arbitrator, or any Law applicable to Buyer; other than, in the case

42 of clause (b), compliance with the applicable requirements of the HSR Act or other Antitrust Laws if required. 1.40 Consents and Approvals. Except for (a) entry of the Sale Order, and (b) any consents or approvals as are reflected on Schedule 5.4, the execution, delivery and performance by Buyer of this Agreement and the Transactions, and the legality, validity, binding effect or enforceability of this Agreement and any agreements contemplated hereby, do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons or Governmental Entities, other than any filings required to be made under the HSR Act or applicable Antitrust Laws. 1.41 Litigation. There are no Proceedings pending or, to the knowledge of Buyer, threatened, that would reasonably be expected to adversely affect the ability of Buyer to consummate the Transactions in any material respect. 1.42 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the Transactions and no Person is entitled to any fee or commission or like payment in respect thereof. 1.43 Sufficient Funds; Adequate Assurances. Buyer has or will have as of the Closing, immediately available funds sufficient for the satisfaction of all of Buyer’s obligations under this Agreement, including all fees, expenses of, and other amounts required to be paid by, Buyer in connection with the transactions contemplated hereby. As of the Closing, Buyer shall be capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to the Assumed Contracts and the related Assumed Liabilities. 1.44 Acknowledgements; “As Is” “Where Is” Transaction. (a) BUYER, ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, ACKNOWLEDGES AND AGREES THAT IT AND ITS AFFILIATES HAVE RECEIVED FROM SELLERS CERTAIN PROJECTIONS, FORWARD- LOOKING STATEMENTS, FORECASTS, AND PROSPECTIVE OR THIRD-PARTY INFORMATION RELATING TO SELLERS, THE BUSINESS, THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES (WHETHER IN WRITTEN, ELECTRONIC, OR ORAL FORM) (COLLECTIVELY, “PROJECTIONS”). BUYER, ON BEHALF OF ITSELF AND ITS AFFILIATES, ACKNOWLEDGES THAT (I) SUCH PROJECTIONS ARE BEING PROVIDED SOLELY FOR THE CONVENIENCE OF BUYER AND ITS AFFILIATES TO FACILITATE THEIR OWN INDEPENDENT INVESTIGATION; (II) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS AND IN SUCH INFORMATION; (III) BUYER AND ITS AFFILIATES ARE FAMILIAR WITH SUCH UNCERTAINTIES AND ARE TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS, FORECASTS, AND INFORMATION SO FURNISHED (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS); AND (IV) NONE OF THE SELLERS NOR ANY OTHER PERSON

43 MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH PROJECTIONS AND FORECASTS. BUYER, ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES HEREBY DISCLAIMS RELIANCE ON ANY SUCH PROJECTIONS. (b) BUYER, ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, FURTHER ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS TO BUYER IN ARTICLE IV (AS QUALIFIED BY THE SELLERS’ DISCLOSURE SCHEDULES) OR IN THE DOCUMENTS DELIVERED BY SELLERS TO BUYER IN ACCORDANCE WITH SECTION 3.1(b) AT THE CLOSING (COLLECTIVELY, THE “EXPRESS REPRESENTATIONS”) ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND STATEMENTS OF ANY KIND MADE TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED, WHETHER IN WRITTEN, ELECTRONIC OR ORAL FORM, INCLUDING (A) TO THE COMPLETENESS OR ACCURACY OF, OR ANY OMISSION TO STATE OR TO DISCLOSE ANY INFORMATION (OTHER THAN SOLELY TO THE EXTENT OF AN EXPRESS REPRESENTATION), AND (B) ANY OTHER STATEMENT RELATING TO THE HISTORICAL, CURRENT OR FUTURE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS, LIABILITIES, PROPERTIES, CONTRACTS, EMPLOYEE MATTERS, REGULATORY COMPLIANCE, BUSINESS RISKS AND PROSPECTUS OF THE SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES, OR THE QUALITY, QUANTITY OR CONDITION OF THE SELLERS’ ASSETS, ARE, IN EACH CASE, EXPRESSLY DISCLAIMED BY EACH OF THE SELLERS, INCLUDING WITH RESPECT TO (I) ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PURCHASED ASSETS, AND (II) WITH RESPECT TO THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS, LIABILITIES, AND PROSPECTS OF SELLERS OR THE BUSINESS OF THE SELLERS, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF. (c) UPON THE CLOSING DATE, SUBJECT TO THE EXPRESS REPRESENTATIONS AND THE PROVISIONS OF SECTION 10.5, BUYER WILL ACCEPT THE PURCHASED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.” COVENANTS OF THE PARTIES 1.45 Conduct of Business Pending the Closing. Except (a) as required by applicable Law or by order of the Bankruptcy Court or any Order, (b) as otherwise expressly required by this Agreement, (c) as limited by the terms of the DIP Documents,

44 (d) as set forth on Schedule 6.1, or (e) with the prior written consent of Buyer (not to be unreasonably withheld, conditioned, or delayed), during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Sellers shall use commercially reasonable efforts to carry on the Business in the Ordinary Course of Business (subject to the requirements of the Bankruptcy Code and Bankruptcy Court) and use commercially reasonable efforts to preserve in all material respects (i) the operations, organization and goodwill of the Business (including by maintaining and renewing its Permits) and (ii) the relationships with Governmental Entities, customers, suppliers, partners, lessors, licensors, licensees, vendors, contractors, distributors, agents, officers and employees and others having material business dealings with the Business. The Sellers shall notify Buyer in writing of any event, occurrence, fact, condition or change in the Business, assets, operations or prospects of the Sellers that results in, or could reasonably be expected to result in, a Material Adverse Effect, promptly upon the Knowledge of Sellers of such occurrence of any such event, occurrence, fact, condition or change. 1.46 Negative Covenants. Except as otherwise expressly provided by this Agreement, as set forth on Schedule 6.1, or consented to in writing by Buyer (such consent not to be unreasonably withheld, conditioned or delayed), or as may be required by order of the Bankruptcy Court or any Order, or as limited by the terms of the DIP Documents, during the period from the Agreement Date until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Sellers shall not take any of the following actions: (a) incur or commit to incur any capital expenditures other than as expressly contemplated under the Budget; (b) acquire or agree to acquire (by merging or consolidating with, or by purchasing any portion of the stock of, or other ownership interests in, or substantial portion of assets of, or by any other manner), any business or division or any corporation, partnership, association, limited liability company or other entity; (c) grant any Lien on or otherwise encumber or dispose of (or consent to the disposition of) any of the Purchased Assets (including any Available Contract), including the Equity Interests of any of the Sellers, other than among the Sellers, or for any Permitted Lien; (d) sell, assign, transfer, license, sublicense, covenant not to sue with respect to, abandon, cancel, terminate, permit to lapse or expire, or otherwise dispose of any material Owned Intellectual Property, other than in the Ordinary Course of Business; (e) adjust, split, combine, redeem, repurchase or reclassify any capital stock or equity interests or issue or propose or authorize the issuance of any other securities (including Debt securities, options, profits interests, warrants or any similar security exercisable for, or convertible into, such other security);

45 (f) incur or assume any Debt (other than the DIP Facility and any other Debt not prohibited by the DIP Documents); (g) guarantee any Debt of any Person or enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (other than the DIP Facility and any guarantee not prohibited by the DIP Documents); (h) enter into, restate, terminate, or materially amend, supplement or modify, or grant any waiver of any material entitlement of any Seller, other than entering into any Available Contract in the Ordinary Course of Business; (i) initiate, compromise, settle or agree to settle any Claim, complaint, or Proceeding, other than compromises or settlements in the Ordinary Course of Business that (i) involve only the payment of money damages not in excess of $50,000 individually or $250,000 in the aggregate, (ii) do not impose ongoing limits on the conduct of the Business, and (iii) result in a full release of all Sellers with regard to the Claims or complaint giving rise to such Proceeding; (j) make, change or revoke any material Tax election (including entity classification elections), change any financial or Tax accounting method, except insofar as may have been required by applicable Law or a change in GAAP, consent to an extension or waiver of the limitation period applicable to any Tax claim or assessment, or surrender any right to claim a refund of a material amount of Taxes; (k) enter into, amend, negotiate or terminate any collective bargaining agreement or similar agreement with any labor union or labor organization representing any employees; (l) (i) unless in accordance with an Order of the Bankruptcy Court and the Budget, increase the compensation payable to or to become payable to, or the benefits provided to, pay any bonus to, or grant any equity or equity-based award to, any current or former employee, director, individual independent contractor or other individual service provider of the Sellers; (ii) grant, increase, pay, provide or modify any severance, retention, change in control or termination payment or benefit to, or loan or advance or accelerate any amount to, any current or former employee, director, individual independent contractor or other individual service provider of the Sellers; (iii) accelerate the vesting or payment, or fund or in any other way secure the payment, of any compensation or benefit for any current or former employee, director, individual independent contractor or other individual service provider of the Sellers; (iv) approve, establish, adopt, enter into, amend or terminate any Assumed Benefit Plan, except as required by Law; (v) grant or forgive any loans to any current or former employee, director, individual independent contractor or other individual service provider of the Sellers; or (vi) hire or promote, or terminate or demote (other than for cause) any current or former employee, individual independent contractor or other individual service provider of the Business with annual target cash compensation greater than $100,000;

46 (m) (i) enter into any Contract or arrangement (including any loan or similar arrangement) with a Related Party or that would be a Related Party Transaction if it existed on the Agreement Date that, in each case, would impose any obligation or (ii) make payments to or on behalf of any Related Party (including by exercise of set-off rights or otherwise), other than in accordance with the terms of an existing, disclosed Related Party Transaction; (n) receive, collect, compile, use, store, process, share, safeguard, secure (technically, physically and administratively), dispose of, destroy, disclose, or transfer (including cross-border) Personal Information (or fail to do any of the foregoing, as applicable) in violation of any (i) applicable Privacy Laws, (ii) privacy policies or notices of the Sellers, or (iii) the Sellers’ contractual obligations with respect to Personal Information; or (o) authorize, commit or agree to take any of the foregoing actions. 1.47 Access. (a) Subject to applicable Law, until the Closing Date, the Sellers (i) shall give Buyer and its Representatives reasonable access during normal business hours to the offices, assets, contracts, properties, officers, employees, accountants, auditors, financial advisors, counsel (other than counsel to the Sellers in connection with the Cases) and other representatives, books and records, of the Sellers and their Affiliates, (ii) shall furnish to Buyer and its Representatives such financial, operating and property related data and other information as such Persons reasonably request, (iii) shall instruct the employees, accountants, counsel and financial advisors of the Sellers and their Affiliates to cooperate reasonably with Buyer in its investigation of the Business; and (iv) shall, upon reasonable request of Buyer, use commercially reasonable efforts to provide Buyer with access to their customers, suppliers, vendors, distributors, manufacturers and other Persons with whom the Business has had material dealings. No investigation by Buyer prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement. For the avoidance of doubt, nothing in this Section 6.3(a) shall require Sellers to take any such action if (i) such action may result in a waiver or breach of any attorney/client privilege or (ii) such action could reasonably be expected to result in violation of applicable Law or Order. (b) From and after the Closing Date until the conclusion of the Cases, Buyer shall give the Sellers and the Sellers’ Representatives reasonable access during normal business hours to the books and records pertaining to the Purchased Assets and Assumed Liabilities, for the purposes of (i) the preparation or amendment of Tax Returns, (ii) the determination of any matter relating to the rights or obligations of the Sellers under this Agreement, or (iii) as is necessary to administer, or satisfy their obligations in connection with, the Cases. Buyer shall, and shall cause each of its controlled Affiliates to, cooperate with the Sellers as may reasonably be requested by the Sellers for such purposes. For the avoidance of doubt, nothing in this Section 6.3(b) shall require Buyer to take any such action if (i) such action may result in a waiver or breach of any attorney/client privilege, (ii) such action could reasonably be expected to result in violation of applicable

47 Law or Order, or (iii) providing such access or information would be reasonably expected to be disruptive to its normal business operations. Unless otherwise consented to in writing by the Sellers, Buyer will not, for a period of three (3) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records without first offering to surrender to the Sellers such books and records or any portion thereof that Buyer may intend to destroy, alter or dispose of. From and after the Closing, Buyer will, and will cause its employees to, provide Sellers with reasonable assistance, support and cooperation with Sellers’ wind-down and related activities (e.g., helping to locate documents or information related to preparation of Tax Returns or prosecution or processing of insurance/benefit claims). (c) The information provided pursuant to this Section 6.3 will be used solely for the purpose of consummating the transactions contemplated hereby, and will be governed by all the terms and conditions of Section 12.19 of the Prepetition Financing Agreement. None of Sellers makes any representation or warranty as to the accuracy of any information, if any, provided pursuant to this Section 6.3, and Buyer may not rely on the accuracy of any such information, in each case, other than the Express Representations. 1.48 Confidentiality. From and after the Closing Date: (a) the Sellers will treat and hold as confidential all of the Confidential Information, and will not, directly or indirectly, without the prior written consent of Buyer, disclose or use any Confidential Information, except as required by Law. The Sellers’ obligation not to disclose Confidential Information shall not apply to Confidential Information that it shall be required to disclose by Law; provided, however, that, prior to making such disclosure, the Sellers shall notify Buyer promptly to the extent not prohibited by Law so that Buyer may seek confidential treatment or protection of such Confidential Information at Buyer’s sole cost and expense; and (b) in the event that the Sellers are required in any Proceeding to disclose any Confidential Information, the Sellers will notify Buyer promptly of the requirement to the extent not prohibited by Law so that Buyer may seek an appropriate protective order at Buyer’s sole cost and expense or waive compliance with the provisions of this Section 6.4. For purposes of the foregoing clauses (a) and (b), if any protective order or waiver is sought and not obtained, Sellers shall be permitted disclose such Confidential Information without liability hereunder. 1.49 Public Announcements. From the Agreement Date, Buyer and the Sellers will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release, any court filing or pleading filed with the Bankruptcy Court relating primarily to this Agreement or the Transactions, or other public statements with respect to the Transactions, and neither Buyer nor the Sellers shall issue any such press release or make any such public statement without the prior written approval of the other Party, in each case except as may be required by Law, or by obligations pursuant to any listing agreement with any national securities exchange. Sellers shall use their respective commercially reasonable efforts to cause their respective Affiliates, employees, officers and directors to comply with this Section 6.5.

48 1.50 Employment Matters. (a) Prior to Closing, Buyer may in its sole discretion provide an offer of employment, including through a professional employer organization (the “PEO”) or through one of Buyer’s Affiliates, to each Business Employee who is actively employed by the Sellers as of such date, which offer shall provide for (i) a base salary or hourly wage rate that is no less favorable than the base salary provided to each such Business Employee immediately prior to the Closing, (ii) employee benefits that are comparable in the aggregate to those provided to each such Business Employee immediately prior to the Closing, and (iii) such other terms and conditions determined by Buyer in its sole discretion. (b) Following the Closing, Buyer shall, and shall cause the PEO and Buyer’s Affiliates to, give each Hired Employee full credit for prior service with the Sellers for purposes of (i) eligibility and vesting under any health or welfare Benefit Plans of Buyer (for the avoidance of doubt, excluding defined benefit pension accruals, deferred compensation, or equity or equity-based incentive plans, or any plan under which such crediting would be prohibited), and (ii) determination of benefit levels under any employee benefit plans of Buyer, the PEO and its Affiliates relating to paid time off, in each case, for which the Hired Employee is otherwise eligible and in which the Hired Employee is offered participation, except where such credit would result in a duplication of benefits. In addition, from and after the Closing, Buyer shall, and shall cause the PEO and Buyer’s Affiliates to, use commercially reasonable efforts to process and support visa, green card or similar applications in respect of any Hired Employees who were employed by Sellers under an H1-B visa or similar application prior to Closing. (c) Without limiting the generality of Section 2.4 or anything else in this Agreement, each Seller shall retain responsibility for, and satisfy all Liabilities with respect to, all payments and benefits of the employees (and their spouses, dependents and beneficiaries, and all former employees, agents and representatives) and all claims under the Benefit Plans (other than any Assumed Benefit Plan). The Seller and Buyer shall work in good faith to transfer sponsorship of any Assumed Benefit Plan (including any third party insurance contracts or services agreements thereto) from Seller to Buyer or its Affiliates effective as of the Closing. (d) Effective as of the Closing, Buyer shall, or shall cause an Affiliate of the Buyer to, assume the sponsorship of each Benefit Plan set forth on Schedule 6.6(d) (each, an “Assumed Benefit Plan”). (e) This Section 6.6 shall operate exclusively for the benefit of the Sellers and Buyer and not for the benefit of any other Person, including any current or former employees of the Sellers, the Business Employees or the Hired Employees, which Persons shall have no rights to enforce this Section 6.6. Nothing in this Section 6.6 shall: (i) entitle any Business Employee to employment with Buyer (or Hired Employee to continued employment with Buyer); (ii) change such Hired Employee’s status as an employee-at-will or restrict the ability of Buyer to terminate the service of any Hired Employee at any time or for any reason; (iii) create any third party rights in any current or

49 former service provider of the Sellers (including any beneficiary or dependent thereof); or (iv) be treated as an amendment of any Benefit Plan or other employee benefit plan or arrangement or restrict the ability of Buyer, the Sellers or any of their respective Affiliates to amend, modify, discontinue or terminate any Benefit Plan or other employee benefit plan or arrangement. 1.51 Reasonable Efforts; Approvals. (a) Buyer and the Sellers will use reasonable best efforts to take, or cause to be taken, all actions and use reasonable best efforts to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things which are necessary, proper or advisable to consummate and make effective the Transactions including: (i) the transfer, modification or reissuance of all Permits, (ii) the obtaining or taking of all other necessary actions, non-actions or waivers from Governmental Entities and the making of all other necessary registrations and filings with Governmental Entities (including any Regulatory Authorizations), and (iii) the execution and delivery of any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the Transactions. The covenants in this Section 6.7(a) shall survive the Closing. (b) In furtherance of the foregoing, Buyer and each Seller shall use its commercially reasonable efforts to obtain any consents and approvals from any third party other than a Governmental Entity that may be required in connection with the Transactions (the “Third Party Consents”). Without limiting the generality of the foregoing sentence, the Sellers shall not be required to compensate any applicable third party, commence or participate in any Proceeding or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to indemnify, remain primarily, secondarily or contingently liable for any Assumed Liability) to any applicable third party in connection with the Sellers’ obligations under this Section 6.7(b); provided, that the Sellers shall obtain the written consent of Buyer prior to any Seller paying any such compensation, commencing or participating in any Proceeding, or offering or granting any such accommodation. The covenants in this Section 6.7(b) shall survive the Closing. (c) The obligations of the Sellers pursuant to this Section 6.7 shall be subject to any Orders entered, or approvals or authorizations granted or required, by or under the Bankruptcy Court or the Bankruptcy Code (including in connection with the Cases), the DIP Facility, and each of Sellers’ obligations as a debtor-in-possession to comply with any Order of the Bankruptcy Court (including the Bidding Procedures Order and the Sale Order) and Sellers’ duty to seek and obtain the highest or otherwise best price for the Acquired Assets as required by the Bankruptcy Code. (d) Promptly following the Closing, at Buyer’s sole cost and expense, Sellers shall take such further actions and execute such further documents as may be necessary or reasonably requested by Buyer or Sellers to effectuate, evidence and perfect the assignment and transfer of the Owned Intellectual Property to Buyer, including making such filings with any Governmental Entities as may be required to transfer the Owned

50 Intellectual Property to Buyer or to further the prosecution, issuance or maintenance of the Owned Intellectual Property. (e) This Section 6.7 shall not apply to filings or consents under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.12. 1.52 Corporate Name Change. Within forty-five (45) days following the Closing, each Seller shall deliver to Buyer a duly executed certificate of amendment to such Seller’s certificate of incorporation or other Organizational Document which is required to change such Seller’s corporate or other entity name to a new name that is not confusingly similar to such Seller’s present name and, in all cases, does not include the name “Troika”, “Converge” or “Lacuna” so as to avoid confusion and to make each Seller’s present name available to Buyer. Buyer and any Affiliate of Buyer are hereby authorized (but not obligated) to file such certificates or other documents (at Buyer’s expense) with the applicable Governmental Entities in order to effectuate such change of name at or after the Closing as Buyer may elect. 1.53 Assignment of Contracts and Rights. To the maximum extent permitted by the Bankruptcy Code, the Purchased Assets of the Sellers shall be assumed and assigned to Buyer pursuant to section 365 of the Bankruptcy Code as of the Closing Date or such other date as specified in the Sale Order or this Agreement, as applicable. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any right thereunder if, after giving effect to the Sale Order, an attempted assignment without the consent of a third party (including any Governmental Entity) would constitute a breach or in any way adversely affect the rights of Buyer following the Closing. If, as of the Closing Date, such consent is not obtained or such assignment is not attainable pursuant to sections 105, 363 or 365 of the Bankruptcy Code other than as a result of the failure by the Buyer to pay or otherwise satisfy all Cure Amounts, then the Sellers and Buyer will, for a period of sixty (60) days following the Closing, cooperate in a mutually agreeable arrangement, to the extent feasible (without infringing upon the legal rights of any third party or violating any Law), under which Buyer would obtain the benefits and assume the obligations (to the extent otherwise constituting Assumed Liabilities hereunder) thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or under which the Sellers would enforce for the benefit of, and at the direction of, Buyer, with Buyer assuming all of the Sellers’ obligations (to the extent constituting Assumed Liabilities hereunder), and any and all rights of the Sellers thereunder. 1.54 Tax Matters. (a) Subject to Section 2.3(h), all Transfer Taxes arising out of the transfer of the Purchased Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Buyer. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Sale Order or, at Closing, the Sellers or Buyer, as appropriate, provide an appropriate resale exemption certificate or other evidence acceptable to Buyer or the Sellers, as appropriate, of exemption from such Transfer Taxes. The Sellers and Buyer shall cooperate

51 to timely prepare and file any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Each Party shall file all necessary documentation and returns that it is required by Law to file with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to the other party. Each Party shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. (b) Other than Transfer Taxes, all Liability for Taxes with respect to the Business or the Purchased Assets attributable to the Pre-Closing Tax Period shall be borne by the Sellers, and all Liability for Taxes with respect to the Purchased Assets attributable to the Post-Closing Tax Period shall be borne by Buyer. For purposes of this Agreement, with respect to Taxes attributable to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of any such Taxes allocated to a Pre-Closing Tax Period shall be: (i) in the case of Taxes based upon, or related to income, receipts, profits, or wages or imposed in connection with the sale, transfer or assignment of property, or required to be withheld, deemed equal to the amount which would be payable if such taxable year or other taxable period ended on the Closing Date, and (ii) in the case of other Taxes deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. (c) The Parties agree that the transfer of the Purchased Assets to the Buyer is intended to be treated as a taxable acquisition of assets and the Parties shall prepare and file all relevant U.S. federal income Tax Returns consistent with such intended treatment and Section 3.3, respectively, absent a contrary “determination” (within the meaning of Section 1313(a) of the Code). (d) The obligations set forth in this Section 6.10 with respect to Taxes shall survive until the date that is thirty (30) days following the expiration of the applicable statute of limitations. 1.55 Available Contracts List. Sellers shall use commercially reasonable efforts to provide Buyer with a true and correct list of all Available Contracts (and copies thereof) promptly following the date hereof and in no event later thirty (30) days from the Agreement Date. 1.56 HSR Act; Antitrust Laws. (a) Sellers and Buyer shall, if required in connection with the transactions contemplated hereby, (i) promptly make the filings required by any

52 Governmental Entity, including under the HSR Act or any other Antitrust Laws and, in any event, within ten (10) Business Days after the Agreement Date in the case of all filings required under the HSR Act and all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request for additional information, documents or other materials received from any Governmental Entity, whether such request is formal or informal, (iii) cooperate with the other Parties in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Entity, and (iv) cooperate with the other Parties in connection with any other Party’s filing. Each Party shall be responsible for the payment of its respective fees and expenses, including legal fees and expenses, in complying with any request for additional information or documentary material from any Governmental Entity; provided that all filing fees required to be paid in connection with any filings hereunder shall be borne equally by Sellers and Buyer. Except where prohibited by applicable Law or any Governmental Entity, and subject to Section 6.4, each Party shall promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filing. No Party shall agree to participate in any formal meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable Laws and any Governmental Entity, the Parties will coordinate, consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or any other Antitrust Law, if any. Except where prohibited by applicable Law or any Governmental Entity, and subject to Section 6.4, the Parties will provide each other with copies of all correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby. (b) Buyer and each Seller shall use their respective reasonable best efforts to obtain any required approval from any Governmental Entity and to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”). Buyer and each Seller shall use their respective reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as practicable after the execution of this Agreement. BANKRUPTCY PROVISIONS 1.57 Expense Reimbursement. In consideration for Buyer having expended considerable time and expense in connection with this Agreement and the negotiation

53 thereof and the identification and quantification of assets of the Sellers, if this Agreement is validly terminated for any reason other than Section 9.1(c)(i) or Section 9.1(c)(iii)(A), the Sellers shall pay Buyer, if approved by the Bankruptcy Court, in accordance with the terms of this Agreement (including Section 9.2) and the Bidding Procedures Order an aggregate amount equal to the Expense Reimbursement; provided, however, if this Agreement is terminated pursuant to Section 9.1(b)(vi), Section 9.1(b)(vii) or Section 9.1(c)(ii), any such Expense Reimbursement shall only be due and payable upon consummation of an Alternate Transaction from the proceeds of such Alternate Transaction. Each of the Parties acknowledges and agrees that the agreements contained in this Section 7.1 are an integral part of the Transactions and this Agreement and that the Expense Reimbursement is not a penalty, but rather is liquidated damages in a reasonable amount that will reasonably compensate Buyer in the circumstances in which such Expense Reimbursement is payable for the efforts and resources expended and opportunities foregone by Buyer while negotiating and pursuing the Transactions and this Agreement and in reasonable reliance on this Agreement and on the reasonable expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. In accordance with Section 7.3, Sellers shall file with and seek the entry by the Bankruptcy Court of the Bidding Procedures Order approving the payment of the Expense Reimbursement. If payment of the Expense Reimbursement is authorized and approved by the Bankruptcy Court in the Bidding Procedures Order, the claim of Buyer in respect of the Expense Reimbursement shall constitute an allowed administrative expense claim against each of the Sellers under sections 503(b) and 507(a)(2) of the Bankruptcy Code in the Cases (without the need to file a proof of claim). The Expense Reimbursement shall be payable on a joint and several basis by the Sellers. For the avoidance of doubt, nothing herein shall limit the Administrative Agents’ or Lenders’ right to obtain reimbursement of their reasonable and documented out-of-pocket fees and expenses under the Interim DIP Order, Final DIP Order, DIP Documents or Loan Documents, all in accordance with the terms set forth therein. 1.58 Bankruptcy Court Orders and Related Matters. (a) The Sellers and Buyer acknowledge that this Agreement and the Transactions are subject to entry of, as applicable, the Bidding Procedures Order and the Sale Order. In the event of any discrepancy between this Agreement and the Bidding Procedures Order and the Sale Order, the Bidding Procedures Order and the Sale Order shall govern. In the event the entry of the Sale Order or the Bidding Procedures Order is appealed, Sellers shall use commercially reasonable efforts to defend such appeal, and Buyer shall cooperate in such efforts. Buyer and Sellers acknowledge that Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest or otherwise best offer for the Purchased Assets, including giving notice thereof to the creditors of Sellers and other interested parties, providing information about Sellers’ business to prospective bidders, entertaining higher or otherwise better offers from such prospective bidders, and, in the event that additional qualified prospective bidders desire to bid for the Purchased Assets, conducting the Auction. Buyer agrees and acknowledges that Sellers and their Affiliates will be permitted, and will be permitted to cause their Representatives, to initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, respond to any unsolicited inquiries, proposals or offers submitted by, and enter into

54 any discussions or negotiations regarding any of the foregoing with, any Person (in addition to Buyer and its Affiliates, agents and Representatives). (b) The bidding procedures to be employed with respect to this Agreement and the Auction will be those reflected in the Bidding Procedures Order. (c) Buyer shall take all actions as may be reasonably necessary to cause the Bidding Procedures Order and Sale Order to be issued, entered and become Final Orders, including furnishing affidavits, declarations or other documents or information for filing with the Bankruptcy Court; provided that the costs related to such actions shall be covered by Section 7.1 hereof. Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Bidding Procedures Order and Sale Order and a finding of adequate assurance of future performance by Buyer. Buyer will provide adequate evidence and assurance under the Bankruptcy Code of the future performance by Buyer of each Assumed Contract. Buyer will, and will cause its Affiliates to, reasonably promptly take all actions reasonably required or requested by Sellers to assist in obtaining a Bankruptcy Court finding that there has been an adequate demonstration of adequate assurance of future performance under the Assumed Contracts, such as furnishing affidavits, non-confidential financial information and other documents or information for filing with the Bankruptcy Court and making Buyer’s Representatives available to testify before the Bankruptcy Court. Subject to the other terms and conditions of this Agreement, Buyer will, from and after the Closing Date, (i) assume all Liabilities of Sellers under the Assumed Contracts and (ii) satisfy and perform all of the Liabilities related to each of the Assumed Contracts when the same are due thereunder. (d) The Sellers shall, consistent with their respective obligations as fiduciaries under the Bankruptcy Code, cooperate with Buyer concerning the Bidding Procedures Order, the Sale Order, and any other orders of the Bankruptcy Court relating to the Transactions. The Sellers shall give notice under the Bankruptcy Code of the request for the relief specified in the Bidding Procedures Motion to all creditors and parties in interest entitled to notice thereof pursuant to the Bidding Procedures Order, the Bankruptcy Code and the Bankruptcy Rules, including all Persons that have asserted Liens on any Seller’s assets, and all non-debtor parties to the Available Contracts of the Sellers and other appropriate notice, including such additional notice as the Bankruptcy Court shall direct or as Buyer may reasonably request, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other Proceedings in the Bankruptcy Court relating to this Agreement, the Transactions and the Bidding Procedures Motion. (e) The Sellers shall provide draft copies of all orders, motions, pleading, applications and other material documents they intend to file with the Bankruptcy Court in connection with the sale of the Purchased Assets or the Transactions not less than three (3) Business Days prior to the date when the Sellers plan to file such document (provided, that if the delivery of such drafts at least three (3) Business Days is not reasonably practicable, such drafts shall be delivered to Buyer as soon as reasonable practicable prior to filing). The form and substance of any such document hereunder shall

55 be mutually acceptable to Sellers and Buyer (provided that no party shall unreasonably withhold, condition or delay its consent). (f) Subject to the Sellers exercising their rights pursuant to this Section 7.2, the Sellers shall not, and shall cause their subsidiaries not to, take any action that is intended to result in, or fail to take any action that is intended to result in, or fail to take any action the intent of which failure to act would reasonably be expected to result in, the reversal, voiding, modification or staying of the Bidding Procedures Order or, if applicable, if Buyer is the prevailing bidder at the Auction, the Sale Order. The Sellers shall, and shall cause their subsidiaries to, comply with the Bidding Procedures Order and the Sale Order. (g) For the avoidance of doubt, nothing in this Agreement will restrict Sellers or their Affiliates from selling, disposing of or otherwise transferring any Excluded Assets (other than Available Contracts, which the Sellers may not terminate, amend or otherwise dispose of, or reject in the Cases, without Buyer’s consent) or from settling, delegating or otherwise transferring any Excluded Liabilities, in each case, with the approval of the Bankruptcy Court, or from entering into discussions or agreements with respect to the foregoing. 1.59 Bankruptcy Milestones. The Sellers shall use their reasonable best efforts to achieve the following milestones by the dates set forth below (or such later date as may be agreed by Buyer) (collectively, the “Bankruptcy Milestones”): (a) On the Petition Date, the Debtors shall file a motion with the Bankruptcy Court seeking approval of the DIP Facility. (b) On the Petition Date, the Debtors shall have filed the Bidding Procedures Motion with the Bankruptcy Court. (c) On or before the date that is four (4) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order. (d) On or before the date that is thirty (30) days after the Petition Date, the Bankruptcy Court shall have entered the Bidding Procedures Order and the Final DIP Order. (e) On or before the date that is fifty-eight (58) days after the Petition Date, the Bid Deadline (as defined in the Bidding Procedures Order) shall have occurred. (f) On or before the date that is sixty-five (65) days after the Petition Date, the Debtors shall have commenced the Auction, if necessary. (g) On or before the date that is seventy (70) days after the Petition Date, the Bankruptcy Court shall have entered the Sale Order. (h) On or before the date that is ninety (90) days after the Petition Date, the Closing shall have occurred.

56 CONDITIONS TO OBLIGATIONS OF THE PARTIES 1.60 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the Transactions is subject to the satisfaction (or waiver by Buyer in Buyer’s sole discretion) on or prior to the Closing Date of each of the following conditions: (a) Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained in Section 4.1 (Organization and Good Standing), Section 4.2 (Power and Authority), Section 4.13 (Financial Advisors) and Section 4.16 (Tax Matters) shall be true and correct on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of a specified date). All other representations and warranties of the Sellers contained in Article IV shall be true and correct on the date hereof and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of a specified date), except where the failure of any such representations or warranties to be true and correct (without giving effect to any limitations to “material” or “Material Adverse Effect”), either individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect. (b) Performance of Obligations. Each of the Sellers shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date. (c) [Intentionally Omitted.] (d) DIP Financing. The DIP Documents shall have each been approved by the Bankruptcy Court pursuant to the Final DIP Order, which shall be in form and substance acceptable to Buyer. (e) No Material Adverse Effect. There shall have been no Material Adverse Effect from the Agreement Date through the Closing Date. (f) No Challenges to Credit Bid. As of the expiration of the Challenge Period (as defined in the Interim DIP Order), there shall be no pending challenge or contest to the validity, amount, perfection or priority of the DIP Documents, the Loan Documents or other Claims of Buyer or Administrative Agents (as applicable) thereunder that would prevent Buyer’s credit bid, unless any such challenge or contest shall have been resolved to the reasonable satisfaction of Buyer in its sole discretion. (g) Deliverables. The Sellers shall have delivered, or caused to be delivered, to Buyer each deliverable required pursuant to Section 3.1(b). (h) Bidding Procedures Order. The Bankruptcy Court shall have entered the Bidding Procedures Order, which Order shall have become a Final Order.

57 (i) Sale Order. The Bankruptcy Court shall have entered the Sale Order, which Order shall have become a Final Order. (j) CMS MSA. The CMS MSA shall be effective in accordance with its terms. 1.61 Conditions Precedent to the Obligations of the Sellers. The obligation of the Sellers to consummate the Transactions is subject to the satisfaction (or waiver by the Sellers) at or prior to the Closing Date of each of the following conditions: (a) Accuracy of Representations and Warranties. The representations of Buyer contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Power and Authority) and Section 5.6 (Financial Advisors) shall be true and correct on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of a specified date). All other representations and warranties contained in Article V shall be true and correct on the date hereof and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of a specified date), except where the failure of any such representations or warranties to be true and correct (without giving effect to any limitations to “material” or similar qualifier), either individually or in the aggregate, has resulted in or would reasonably be expected to have an adverse effect on Buyer’s ability to perform its obligations under this Agreement in any material respect. (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or on the Closing Date. (c) Deliverables. Buyer shall have delivered to the Sellers each deliverable required pursuant to Section 3.1(c). (d) Bidding Procedures Order. The Bankruptcy Court shall have entered the Bidding Procedures Order, which Order shall have become a Final Order. (e) Sale Order. The Bankruptcy Court shall have entered the Sale Order, which Order shall have become a Final Order. 1.62 Conditions Precedent to Obligations of Buyer and the Sellers. The respective obligations of Buyer and the Sellers to consummate the Transactions are subject to the fulfillment, on or prior to the Closing Date, of the condition (which may be waived by the Parties in whole or in part to the extent permitted by applicable Law) that (a) no provision of any applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity shall be in effect that prevents, renders illegal or otherwise prohibits the sale and purchase of the Purchased Assets or any of the other Transactions, and (b) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act and any other applicable Antitrust Laws, if required, shall have expired or early termination shall have been granted.

58 1.63 Frustration of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in Article VIII that was not satisfied as of the Closing will be deemed to have been waived for all purposes by the Party having the benefit of such condition as of and after the Closing. Neither the Sellers nor Buyer may rely on the failure of any condition to their respective obligations to consummate the Transactions set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with or breach of any provision of this Agreement. TERMINATION 1.64 Termination of Agreement. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing: (a) by written agreement of the Sellers and Buyer. (b) by Buyer, if: (i) any Bankruptcy Milestone is not timely satisfied in accordance with Section 7.3; (ii) there shall have been a breach by the Sellers of any of their representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured by the earlier of (A) 120 days (or such later date as the Parties may agree upon in writing, the “Outside Date”) or twenty (20) Business Days after written notice thereof shall have been received by the Sellers, provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) will not be available to Buyer at any time that Buyer is in material breach of any covenant, representation or warranty hereunder; (iii) the Cases are (A) converted to cases under chapter 7 of the Bankruptcy Code or (B) dismissed prior to the Closing; (iv) a Chapter 11 trustee or examiner is appointed under section 1104 of the Bankruptcy Code; (v) there has occurred and is continuing an Event of Default (as defined in the DIP Documents) under the DIP Documents; (vi) Buyer is not the winning bidder at the Auction; (vii) any Seller enters into a definitive agreement with respect to an Alternate Transaction or an Order of the Bankruptcy Court or other court of competent jurisdiction is entered approving an Alternate Transaction;

59 (viii) the Closing shall not have occurred by the Outside Date; (ix) any of Grant Lyon, Eric Glover, Michael Carrano and Maarten Terry shall cease to be involved in the day to day operations and management of the business of the Sellers, and a successor reasonably acceptable to the Buyer is not appointed on terms reasonably acceptable to the Buyer within ten (10) Business Days of such cessation of involvement; or (x) The CMS MSA is terminated in accordance with its terms or either party thereto is in material breach of such agreement. (c) by the Sellers, if: (i) there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within the earlier of (A) Outside Date or (B) twenty (20) Business Days after written notice thereof shall have been received by Buyer; (ii) any Seller enters into a definitive agreement with respect to an Alternate Transaction that is a Competing Qualified Bid, or an Order of the Bankruptcy Court or other court of competent jurisdiction is entered approving an Alternate Transaction that is a Competing Qualified Bid; or (iii) (A) (i) all of the conditions set forth in Sections 8.1 and 8.3 are satisfied or waived by Buyer as of the Closing Date (other than those conditions that, by their nature, can only be satisfied as of the Closing Date, but which would be satisfied as of the Closing Date); (ii) Sellers have irrevocably notified Buyer in writing that (A) they are ready, willing and able to consummate the transactions contemplated by this Agreement, and (B) all conditions set forth in Section 8.2 have been satisfied (other than those conditions that, by their nature, can only be satisfied as of the Closing Date, but which would be satisfied as of the Closing Date) or that they are willing to irrevocably waive any unsatisfied conditions set forth in Section 8.2; (iii) Sellers have given Buyer written notice at least two (2) Business Days prior to such termination stating Sellers’ intention to terminate this Agreement pursuant to this Section 9.1(c)(iii); and (iv) Buyer does not provide, or cause to be provided, Sellers with sufficient funds to complete the transactions contemplated by this Agreement at the time which the Closing should have occurred by the expiration of the two (2) Business Day period contemplated by clause (iii) hereof or (B) if Sellers or the board of directors (or similar governing body) of any Seller determine in good faith that proceeding with the transaction contemplated by this Agreement would violate Law or be inconsistent with their fiduciary obligations. (d) by either Buyer or the Sellers, if any Governmental Entity shall have enacted or issued a Law or Order or taken other action permanently restraining, prohibiting

60 or enjoining any of the Parties from consummating the Transactions; provided that the right to terminate this Agreement pursuant to this Section 9.1(d) will not be available to any party at any time that such party is in material breach of any covenant, representation or warranty hereunder. 1.65 Consequences of Termination. (a) If either Buyer, on the one hand, or Sellers, on the other hand, desire to terminate this Agreement pursuant to Section 9.1, such Party (or Parties, as applicable) shall give written notice of such termination to the other Parties. Upon delivery of such notice of termination, this Agreement will become void and have no further force and effect and all further obligations of the Parties to each other under this Agreement will terminate without further obligation or liability of the Parties. (b) Notwithstanding anything to the contrary in this Agreement, if the Agreement is terminated pursuant to Section 9.1(b)(vi), Section 9.1(b)(vii), Section 9.1(c)(ii), or Section 9.1(c)(iii)(B) then Buyer shall be entitled to payment of the Expense Reimbursement, if approved by the Bankruptcy Court, upon consummation of an Alternate Transaction from the proceeds of such Alternate Transaction. (c) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated for any reason other than pursuant to Section 9.1(b)(vi), Section 9.1(b)(vii) or Section 9.1(c), then Buyer shall be entitled to payment of the Expense Reimbursement, if approved by the Bankruptcy Court, no later than five (5) Business Days following such termination. (d) Notwithstanding the foregoing set forth in this Section 9.2, Section 1.1 (Defined Terms), Section 6.5 (Public Announcements), Section 7.1 (Expense Reimbursement), this Section 9.2 (Consequences of Termination) and Article X (Miscellaneous) shall survive any termination of this Agreement. (e) Nothing in this Section 9.2 shall relieve Buyer or the Sellers of any liability for an intentional breach of this Agreement prior to the date of termination. MISCELLANEOUS 1.66 Expenses. Except as set forth in this Agreement, the Credit Documents or the Sale Order, and whether or not the Transactions are consummated, each Party shall bear all costs and expenses incurred or to be incurred by such Party in connection with this Agreement and the consummation of the Transactions. 1.67 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers; provided, however, that Buyer may assign any or all of its rights and/or liabilities hereunder (or any document delivered by Buyer pursuant hereto) to one or more Affiliates of Buyer, or to any party which has received a contribution of the outstanding balance under the Prepetition Financing

61 Agreement equal to the Credit Bid Amount, in the aggregate, which assignment shall not relieve Buyer of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, further, that Sellers may transfer or assign such rights and obligations under this Agreement to a liquidation trust or similar vehicle under a confirmed chapter 11 plan of liquidation in the Cases. 1.68 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either the Sellers or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of either the Sellers or Buyer, nor any Representative, or controlling Person of each of the Parties and their respective Affiliates, shall have any liability or obligation arising under this Agreement or the Transactions. 1.69 Matters Related to the Administrative Agents. (a) Each of the Parties acknowledges and agrees that none of the Sellers’ title to, control of or possession of any of the Purchased Assets, or any of the Sellers’ obligations in respect of any of the Assumed Liabilities, shall be transferred to or assumed by the Administrative Agents. Each Seller and Buyer, on behalf of itself and its respective Affiliates, acknowledges and agrees that neither the Administrative Agents nor any of their Affiliates (other than Buyer) shall have any Liability in the event of any breach by Buyer or any Seller of any of its representations, warranties, covenants, obligations or other agreements under this Agreement, including its obligations to consummate the Transactions in accordance with the terms of any document contemplated by this Agreement, other than as a result of or arising out of either the DIP Agent or the Prepetition Agent’s intentional fraud or willful misconduct. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that neither the Prepetition Agent, the DIP Agent, nor any of their Affiliates (other than Buyer) shall in any way be deemed to be attributed or otherwise responsible for any of the representations, warranties, covenants, obligations or other agreements of Buyer or the Sellers under any document contemplated by this Agreement, including any obligation of Buyer or the Sellers hereunder to make payments of any kind, provide written approvals or make deliveries. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that neither the Prepetition Agent, the DIP Agent, nor any of their Affiliates shall have any Liability or other obligation in respect of any action taken or not taken by the Prepetition Agent or the DIP Agent in connection with any document contemplated by this Agreement, other than as a result of or arising out of the Prepetition Agent’s or DIP Agent’s intentional fraud or willful misconduct. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that Buyer, and neither the Prepetition Agent nor the DIP Agent, has negotiated the terms of the purchase set forth herein, including the assets being purchased, the Liabilities being assumed, the Purchase Price and all the terms of this Agreement relating to the purchase by Buyer, and neither the

62 Prepetition Agent nor the DIP Agent shall bear any responsibility and incur no Liability whatsoever to any Person solely by virtue of being a Party. 1.70 Risk of Loss. The Sellers will bear all risk of loss occurring to or upon any portion of the Purchased Assets prior to the Closing Date. In the event that any material portion of any Purchased Assets is damaged or destroyed prior to Closing Date, then, with respect to such Purchased Assets, Buyer may, at Buyer’s option, either (i) proceed to close notwithstanding the damage or destruction of such Purchased Assets or (ii) exclude such Purchased Assets, in which event Buyer shall have no obligation to close if as a consequence of the exclusion of such Purchased Assets any condition to Closing in Section 8.1 would not be satisfied unless such loss is covered by insurance or cause of action against a third-party. If Buyer closes notwithstanding an unrepaired or unrestored loss to a Purchased Asset, the Sellers will deliver and/or assign to Buyer any insurance proceeds actually received by the Sellers with respect to such damage or destruction, and all claims against third parties relating thereto. 1.71 Notices. All notices, demands, requests, waivers, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery or electronic mail, addressed as set forth below, or to such other address as such Party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by electronic mail with confirmation of receipt (excluding “out of office” or similar automated replies); provided, however, that, if delivered or transmitted on a day other than a Business Day (or if transmitted by electronic mail after 5:00 pm Eastern Time), notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service: If to the Sellers: Troika Media Group, Inc. 25 West 39th Street, 6th Floor New York, NY 10018 Attention: Derek McKinney, General Counsel Email: dmckinney@troikamedia.com With a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Brian Lennon; Maurice Lefkort; Hugh McLaughlin Email: blennon@willkie.com, mlefkort@willkie.com, hmclaughlin@willkie.com If to Buyer or

63 Administrative Agents: Blue Torch Finance LLC c/o Blue Torch Capital LP 150 East 58th Street, 39th Floor New York, NY 10155 Email: BlueTorchAgency@alterdomus.com With a copy to: King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036 Attention: Roger G. Schwartz Timothy M. Fesenmyer Email: rschwartz@kslaw.com tfesenmyer@kslaw.com Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver. 1.72 Entire Agreement; Amendments and Waivers. This Agreement and all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties; provided, that nothing herein shall modify or alter the terms, rights or obligations of the Administrative Agents, the Lenders or the Sellers under the Prepetition Loan Documents or the DIP Documents prior to Closing. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by Buyer and Sellers, or in the case of a waiver, by the Party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 1.73 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via electronic delivery, “pdf” or facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought. 1.74 Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the Parties shall negotiate in good faith to modify this Agreement, to ensure that this Agreement shall reflect as closely as practicable the

64 intent of the Parties on the date hereof. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. 1.75 Governing Law. This Agreement, and any Proceeding that may be based upon, arise out of or relate or be incidental to the Transactions, this Agreement, the negotiation, execution, performance or consummation of the foregoing or the inducement of any Party to enter into the foregoing, whether for breach of Contract, tortious conduct or otherwise, and whether now existing or hereafter arising (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of New York without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied, except to the extent that such Laws are superseded by the Bankruptcy Code. 1.76 Dispute Resolution; Consent to Jurisdiction. (a) Without limiting any Party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any Transaction Dispute, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 10.6; provided, however, upon the closing of the Cases (except for any matter(s) with respect to the Sellers and/or the Cases in which the Bankruptcy Court retains jurisdiction with respect to such matter with respect to Sellers and/or the Cases), or if the Bankruptcy Court is unwilling or unable to hear such Transaction Dispute, then, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York sitting in the County of New York or the courts of the State of New York sitting in county of New York and any appellate court from any thereof, for the resolution of any such Transaction Dispute. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally: (i) submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts; (ii) agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute; and (iii) agrees that Notice demand in accordance with Section 10.6, will be effective service of process; provided, however, that nothing herein will be deemed to prevent a Party from making service of process by any means authorized by the Laws of the State of New York.

65 (b) The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Transaction Dispute. 1.77 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING IN CONNECTION WITH A TRANSACTION DISPUTE. 1.78 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event that a Party does not perform its obligations under this Agreement in accordance with its specific terms or otherwise breaches this Agreement, so that, in addition to any other remedy that Buyer or the Sellers may have under law or equity, each Party shall be entitled to injunctive relief to prevent any breaches of the provisions of this Agreement by the other Parties and to enforce specifically this Agreement and the terms and provisions hereof. 1.79 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein, including Section 10.17. 1.80 Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date. 1.81 Survival. Except as expressly set forth in this Agreement to the contrary, all representations and warranties and covenants of Buyer and the Sellers, respectively, contained in this Agreement or in any document delivered pursuant hereto shall not survive the Closing Date and thereafter shall be of no further force and effect. Notwithstanding the foregoing, all covenants and agreements set forth in this Agreement, which by their terms would require performance after the Closing Date, shall survive until fully performed or until such covenant or agreement expires by its terms. 1.82 Non-Recourse. All claims, Liabilities, Proceedings, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to a Transaction Dispute, may be made only against (and are expressly limited to) the entities that are expressly identified as parties hereto in the preamble to this Agreement or, if applicable, their permitted assignees (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party (other than the Persons listed on Schedule 10.17), or any director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (collectively, the “Non-Recourse Persons”), shall have any Liability (whether in contract or in tort, in

66 law or in equity, or granted by statute) for any claims, Liabilities, or causes of action, arising under, out of, in connection with, or related in any manner to a Transaction Dispute; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims, Liabilities, and causes of action, against any such Non-Recourse Persons. 1.83 Preparation of this Agreement. Buyer and the Sellers hereby acknowledge that (a) Buyer and the Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (b) Buyer and the Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the Transactions, and (c) no presumption shall be made that any provision of this Agreement shall be construed against either Party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby. 1.84 Releases. Effective as of the Closing, each of the Sellers on their own behalf and on behalf of their past, present, and future predecessors, successors and assigns hereby unconditionally, irrevocably, and fully forever release, remise, acquit, relinquish, irrevocably waive, and discharge, in their capacity as purchaser of the Purchased Assets, the Buyer, Administrative Agent and the Lenders, and each of their respective former, current or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, assigns, and predecessors in interest, each in their capacity as such, of and from any and all Claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened, including all legal and equitable theories of recovery, arising under common law, statute, or regulation or by contract, of every nature and description that exist on the date hereof with respect to or relating to this Agreement and the Transaction, in each case, in connection with any event, conduct or circumstance occurring on or prior to the Closing. 1.85 Schedules. The Sellers’ Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; provided that each section of the Sellers’ Disclosure Schedules will be deemed to incorporate by reference all information disclosed in any other section of the Sellers’ Disclosure Schedules, and any disclosure in the such Seller’s Disclosure Schedules will be deemed a disclosure against any representation or warranty set forth in this Agreement. Capitalized terms used in the Sellers’ Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Sellers’ Disclosure Schedules or the attached exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no Party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Sellers’

67 Disclosure Schedules or exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not set forth or included in this Agreement, the Sellers’ Disclosure Schedules or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business. In addition, matters reflected in the Sellers’ Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Sellers’ Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. No information set forth in the Sellers’ Disclosure Schedules will be deemed to broaden in any way the scope of the Parties’ representations and warranties. Any description of any agreement, document, instrument, plan, arrangement or other item set forth on any Sellers’ Disclosure Schedule is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement, or item which terms will be deemed disclosed for all purposes of this Agreement. The information contained in this Agreement, in the Sellers’ Disclosure Schedules and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third party of any matter whatsoever, including any violation of Law or breach of Contract. 1.86 Fiduciary Obligation. Nothing in this Agreement, or any document related to the transactions contemplated hereby, will require any Seller or any of their respective directors, managers, officers or members, in each case, in their capacity as such, to take any action, or to refrain from taking any action, that the board of directors or managers (or other governing body) of such Seller has determined, in good faith after consultation with legal counsel and independent financial advisors, would be a violation of such Person’s fiduciary obligations or applicable Law. For the avoidance of doubt, Sellers retain the right to pursue any transaction or restructuring strategy that, in Sellers’ business judgment, will maximize the value of their estates. 1.87 Escrow Funds and Related Settlement Agreements. Sellers anticipate entry into settlement agreements with each of the Converge Sellers resulting in the release of Escrow Funds in the aggregate amount of up to $7,913,236.00 (the “Estate Escrow Funds”). The funding of the Incremental Wind Down Reserve Amount is contingent on the Sellers’ receipt of the Estate Escrow Funds. If the entirety of the Estate Escrow Funds is not released to the Sellers prior to the Closing Date, the Wind Down Reserve shall remain $400,000, and the Incremental Wind Down Reserve Amount shall not be funded until the Estate Escrow Funds are released to the Debtors. To the extent the Estate Escrow Funds are not released prior to the Closing Date, the Sellers’ interests in the Escrow Funds shall remain subject to the Adequate Protection Liens and Prepetition Liens pursuant to Paragraph 47 of the Final DIP Order, and the Debtors shall remit to the Prepetition Agent the Estate Escrow Funds less the Incremental Wind Down Reserve Amount in accordance with Paragraph 47 of the DIP Order upon receipt. 1.88 Seller Avoidance Actions and Other Causes of Action. Notwithstanding anything to the contrary set forth herein, at any time prior to the Closing Date, the Buyer may designate all or certain Avoidance Actions or rights, claims or causes of actions of the

68 Sellers as set forth in Section 2.1(d) hereof as Excluded Assets by providing written notice (including e-mail) to the Sellers or their counsel. [Remainder of Page Intentionally Left Blank]

[Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Sellers, Buyer and the Administrative Agent as of the date first above written. SELLERS: Troika Media Group, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Troika Production Group, LLC By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Troika-Mission Holdings, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Troika IO, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel MissionCulture LLC By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Mission Media USA, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel

[Signature Page to Asset Purchase Agreement] Troika Mission Worldwide, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Troika Services, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Converge Direct, LLC By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Converge Direct Interactive, LLC By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Lacuna Ventures, LLC By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel Troika Design Group, Inc. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel

[Signature Page to Asset Purchase Agreement] CD Acquisition Corp. By: /s/ Derek McKinney Name: Derek McKinney Title: Vice President & General Counsel

[Signature Page to Asset Purchase Agreement] BUYER: BTC Converge Buyer LLC By: /s/ Kevin Genda Name: Kevin Genda Title: Authorized Signatory

[Signature Page to Asset Purchase Agreement] ADMINISTRATIVE AGENT: Blue Torch Finance LLC, solely for purposes of Section 3.2, Section 10.4, and Sections 10.7 to 10.19 By: /s/ Kevin Genda Name: Kevin Genda Title: Authorized Signatory

Exhibit A Bidding Procedures [On file with the Bankruptcy Court]

Exhibit B Form of Bill of Sale, Assignment and Assumption Agreement

3 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of [●], 2024, by and between Troika Media Group, Inc., a Nevada corporation, Troika Production Group, LLC, a California limited liability company, Troika- Mission Holdings, Inc., a New York corporation, Troika IO, Inc., a California corporation, MissionCulture LLC, a Delaware limited liability company, Mission Media USA, Inc., a New York corporation, Troika Mission Worldwide, Inc., a New York corporation, Troika Services, Inc., a New York corporation, Converge Direct, LLC, a New York limited liability company, Converge Direct Interactive, LLC, a New York limited liability company, Lacuna Ventures, LLC, a New York limited liability company, Troika Design Group, Inc., a California corporation, and CD Acquisition Corp., a Delaware corporation (each a “Assignor,” and collectively, the “Assignors”), and BTC Converge Buyer LLC, a Delaware limited liability (the “Assignee” and together with the Assignors, the “Parties”). W I T N E S S E T H WHEREAS, the Assignee and the Assignors have entered into that certain Asset Purchase Agreement, dated as of February __, 2024 (as it may be amended from time to time, the “Purchase Agreement”) (capitalized terms used but not otherwise defined in this Agreement will have the meanings given to such terms in the Purchase Agreement); WHEREAS, the Assignors own directly or indirectly the Purchased Assets; and WHEREAS, pursuant to the Purchase Agreement, at the Closing, (a) the applicable Assignor shall, among other things, sell, convey, transfer, assign and deliver to the Assignee, and the Assignee shall purchase, acquire and accept from the applicable Assignor, all right, title and interest of the applicable Assignor in, to and under the Purchased Assets, wherever located, free and clear of all Liens (other than Permitted Liens), and (b) the Assignee shall assume the Assumed Liabilities, in each case on the terms and subject to the conditions set forth in the Purchase Agreement. NOW, THEREFORE, subject to the terms and conditions set forth in the Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: SECTION 1. Sale and Assignment. Effective as of the Closing, each Assignor, as applicable, hereby irrevocably and unconditionally sells, conveys, transfers, assigns and delivers to the Assignee, free and clear of all Liens (other than Permitted Liens), all of its respective right, title and interest in, to and under the Purchased Assets. SECTION 2. Purchase and Assumption. Effective as of the Closing, the Assignee hereby irrevocably and unconditionally acquires, purchases and accepts all of the Assignors’ right, title and interest in, to and under all of the Purchased Assets, and assumes the Assumed Liabilities. It

4 is expressly agreed that each Assignor shall retain, and the Assignee shall not assume, any of the Excluded Liabilities, which shall remain the sole responsibility of the applicable Assignor. SECTION 3. Integration. Nothing herein shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms and conditions set forth in the Purchase Agreement in any manner whatsoever. This Agreement does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the terms and conditions set forth in the Purchase Agreement. In the event of any conflict or other difference between the Purchase Agreement and this Agreement, the provisions of the Purchase Agreement shall control. SECTION 4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction, except to the extent that the laws of such state are superseded by the Bankruptcy Code and orders of the Bankruptcy Court. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the Bankruptcy Court for any Proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any Proceeding (other than appeals therefrom) related thereto except in such court. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Bankruptcy Court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Proceeding brought in the Bankruptcy Court has been brought in an inconvenient forum. Upon the closing of the Cases, any Proceeding arising out of or relating to this Agreement shall be heard and determined exclusively in the federal and state courts of the State of Delaware sitting in New Castle County, and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Proceeding and irrevocably waive the defense of any inconvenient forum to the maintenance of any such Proceeding. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL THEIR RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SECTION 5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns (including any trustee, manager or similar officer appointed in respect of the Assignors in the Cases or in any chapter 7 case into which the Cases may be converted or any litigation or liquidation trust or similar vehicle established under a confirmed plan). Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, to any Person without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that the Assignee may transfer or assign such rights and obligations under this Agreement to an Affiliate (for so long as such Person remains an

5 Affiliate) and the Assignors may transfer or assign such rights and obligations to a liquidation trust or similar vehicle under a confirmed chapter 11 plan of liquidation in the Cases. SECTION 6. Further Assurances. From time to time following the date hereof, if any further action is reasonably necessary to carry out the purposes of this Agreement, each Party shall take such further action (including the execution and delivery of such further instruments and documents) that is reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement. SECTION 7. Amendment, Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. SECTION 8. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. SECTION 9. Counterparts. This Agreement may be executed in counterparts, including by electronic transmission, each of which shall be deemed an original, but all of which together shall constitute the same instrument. A signed copy of this Agreement delivered by PDF, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1 IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by the signature of its duly authorized officer as of the date first above written. ASSIGNEE: BTC CONVERGE BUYER LLC By: ______________________________________ Name: Title:

2 ASSIGNORS: TROIKA MEDIA GROUP, INC. By: ______________________________________ Name: Title: TROIKA PRODUCTION GROUP, LLC By: ______________________________________ Name: Title: TROIKA-MISSION HOLDINGS, INC. By: ______________________________________ Name: Title: TROIKA IO, INC. By: ______________________________________ Name: Title: MISSIONCULTURE LLC By: ______________________________________ Name: Title:

3 MISSION MEDIA USA, INC. By: ______________________________________ Name: Title: TROIKA MISSION WORLDWIDE, INC. By: ______________________________________ Name: Title: TROIKA SERVICES, INC. By: ______________________________________ Name: Title: CONVERGE DIRECT, LLC By: ______________________________________ Name: Title: CONVERGE DIRECT INTERACTIVE, LLC By: ______________________________________ Name: Title: LACUNA VENTURES, LLC By: ______________________________________ Name: Title:

4 TROIKA DESIGN GROUP, INC. By: ______________________________________ Name: Title: CD ACQUISITION CORP. By: ______________________________________ Name: Title: